EXHIBIT 10.8

                                     FOURTH

                              AMENDED AND RESTATED

                          GENERAL PARTNERSHIP AGREEMENT

                                       FOR

                        DAUPHIN ISLAND GATHERING PARTNERS

                                     BETWEEN

                       MCNIC MOBILE BAY GATHERING COMPANY,

                     DAUPHIN ISLAND GATHERING COMPANY, L.P.

                                       AND

                        PANENERGY DAUPHIN ISLAND COMPANY

                            DATED AS OF JULY 1, 1996

               THIS FOURTH AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT ("AGREEMENT") is made and entered into as of the 1st day of July, 1996, (the "EFFECTIVE DATE"), by and among MCNIC MOBILE BAY GATHERING COMPANY, a Michigan corporation, ("MMBGC"), DAUPHIN ISLAND GATHERING COMPANY, L.P., a Texas limited partnership, the general partner of which is OEDC, INC., ("DIGC") and PANENERGY DAUPHIN ISLAND COMPANY, a Delaware corporation ("PDI") all of such parties for convenience being sometimes hereinafter referred to collectively as the "PARTNERS" or individually as a "PARTNER".

                              WITNESSETH:

               WHEREAS, DIGC and Enron Gas Gathering, Inc. ("EGGI") executed the General Partnership Agreement for Dauphin Island Gathering Partners on January 14, 1993 (the "ORIGINAL AGREEMENT"), creating between them a general partnership under the laws of the State of Texas for the construction, ownership and operation of a natural gas gathering system and related activities located in the state and federal waters of Mobile Bay, offshore Alabama.

               WHEREAS, on April 18, 1994, DIGC, EGGI and Tenneco Mobile Bay Gathering Company, a Delaware corporation ("TMBGC") executed the Amended and Restated General Partnership Agreement (the "FIRST RESTATED AGREEMENT") to amend the terms of the Original Agreement, to admit TMBGC as a new partner and to restate the amended terms and conditions on which the Partnership was to be conducted.

               WHEREAS, in connection with the First Restated Agreement, DIGC, EGGI and TMBGC executed that certain Contribution Agreement dated March 25, 1994, as amended by the First Amendment to Contribution Agreement dated as of December 31, 1994;

               WHEREAS, DIGC, EGGI and TMBGC executed the First Amendment to Amended and Restated Partnership Agreement on December 31, 1994, to amend Sections 8.1(g), (k), and (m) of the First Restated Agreement;

               WHEREAS, pursuant to separate Agreements of Purchase and Sale (the "PURCHASE AGREEMENTS"), each dated January 31, 1996, but effective as of October 1, 1995, MMBGC acquired 96% of the interest of DIGC and all of the interest of EGGI in the Partnership, and Pipeline & Processing Group, Inc., the parent of MMBGC ("P&PG") acquired all of the shares of TMBGC;

               WHEREAS, contemporaneously with the purchase of the shares of TMBGC by P&PG, TMBGC was merged into MMBGC with MMBGC as the surviving corporation;

               WHEREAS, in connection with the acquisition of the shares of TMBGC, an election was made under Section 338 of the Internal Revenue Code of 1986, as amended, to treat the purchase of the stock of TMBGC as an asset purchase for tax purposes; and

               WHEREAS, on February 28, 1996, MMBGC and DIGC amended the terms of the First Restated Agreement to admit MMBGC as a new Partner and to restate the amended terms and conditions on which the Partnership is to be conducted pursuant to the Second Amended and Restated Partnership Agreement (the "SECOND RESTATED AGREEMENT");

               WHEREAS, pursuant to that Agreement of Purchase and Sale dated as of June 30, 1996 (the "PDI PURCHASE AGREEMENT"), PDI acquired a 35% interest in the Partnership from MMBGC;

               WHEREAS, on June 30, 1996, MMBGC, DIGC and PDI amended the terms of the Second Amended and Restated Partnership Agreement to admit PDI as a new Partner and to restate the amended terms and conditions on which the Partnership is to be conducted pursuant to the Third Amended and Restated General Partnership Agreement (the "THIRD RESTATED AGREEMENT");

               WHEREAS, pursuant to the PDI Purchase Agreement, PDI exercised its option to acquire an additional 5% Ownership Interest in the Partnership, effective as of July 1, 1996; and

               WHEREAS, MMBGC, DICG and PDI desire to amend the terms of the Third Restated Agreement to reflect the acquisition of the additional 5% Ownership Interest in the Partnership by PDI and restate the amended terms and conditions on which the Partnership is to be conducted;

               NOW, THEREFORE, in consideration of the terms and mutual covenants set forth herein, the parties agree as follows:

                                   ARTICLE 1.
                           FORMATION OF A PARTNERSHIP

      1.1 FORMATION OF PARTNERSHIP. The Partners hereby agree to and do herewith form a general partnership (the "PARTNERSHIP") under the Texas Revised Partnership Act (the "PARTNERSHIP ACT") for the limited purposes and scope set forth herein. Each Partner's interest in the Partnership shall be deemed personal property for all purposes herein. All

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real and other property owned by the Partnership shall be deemed owned by the
Partnership as an entity, and no Partner shall individually have any direct ownership in such property. The "OWNERSHIP INTERESTS" of the Partners in the Partnership shall be as follows:

               (a)    PRIOR TO MMBGC PAYOUT AND PDI PAYOUT:

                      MCNIC Mobile Bay Gathering Company  59.00%
                      PanEnergy Dauphin Island Company  40.00%
                      Dauphin Island Gathering Company, L.P.  1.00%

               (b)    FROM AND AFTER MMBGC PAYOUT BUT BEFORE PDI PAYOUT:

                      MCNIC Mobile Bay Gathering Company  50.66%
                      PanEnergy Dauphin Island Company  40.00%
                      Dauphin Island Gathering Company, L.P.  9.34%

               (c)    FROM AND AFTER PDI PAYOUT BUT BEFORE MMBGC PAYOUT:

                      MCNIC Mobile Bay Gathering Company  59.00%
                      PanEnergy Dauphin Island Company  34.34%
                      Dauphin Island Gathering Company, L.P.  6.66%

               (d)    FROM AND AFTER BOTH MMBGC PAYOUT AND PDI PAYOUT:

                      MCNIC Mobile Bay Gathering Company  50.66%
                      PanEnergy Dauphin Island Company  34.34%
                      Dauphin Island Gathering Company, L.P. 15.00%

        For purposes of this Agreement, "MMBGC PAYOUT" shall mean the last day of the earliest calendar month during which (a) the aggregate cash distributions which MMBGC shall have actually received from the Partnership from (1) revenue allocated or credited to its account pursuant to Article 7 of this Agreement or
Article 7 of the Second Restated Agreement or Article 7 of the Third Restated Agreement, (2) the aggregate amount of proceeds received by MMBGC for sales or other dispositions of its Ownership Interest since February 28, 1996 (when such Ownership Interest is sold after February 29, 1996, subject to reduction on the occurrence of MMBGC Payout), less expenses incurred in such sale, and (3) the aggregate amount of proceeds received by MMBGC, less fourteen percent of any profit received by MMBGC over MMBGC's original basis (prior to giving effect to any depreciation or other noncash deductions) in such Ownership Interest sold (when such Ownership Interest is sold not subject to reduction on the occurrence of MMBGC Payout), less expenses incurred in such sale, in each case discounted back from the respective dates

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such cash distributions were made or the respective dates such proceeds were received by MMBGC to February 28, 1996, at a rate equal to 10% per annum compounded monthly shall equal (b) the sum of (1) $78,497,316 plus (2) aggregate capital contributions made by MMBGC to the Partnership on and after February 28, 1996, discounted back from the respective dates such capital contributions were made by MMBGC to February 28, 1996, at a rate equal to 10% per annum compounded monthly.

        For purposes of this Agreement "PDI PAYOUT" shall mean the last day of the earliest calendar month during which (a) the aggregate cash distributions which PDI shall have actually received from the Partnership from (1) revenue allocated or credited to its account pursuant to Article 7 or Article 7 of the Third Restated Agreement, (2) the aggregate amount of proceeds received by PDI for sales or other dispositions of its Ownership Interest (when such Ownership Interest is sold subject to reduction on the occurrence of PDI Payout), less expenses incurred in such sale, and (3) the aggregate amount of proceeds received by PDI, less fourteen percent of any profit received by PDI over PDI's original basis (prior to giving effect to any depreciation or other noncash deductions) in such Ownership Interest sold (when such Ownership Interest is sold not subject to reduction on the occurrence of PDI Payout), less expenses incurred in such sale, in each case discounted back from the respective dates such cash distributions were made or the respective dates such proceeds were received by PDI to the Effective Date at a rate equal to 10% per annum compounded monthly shall equal (b) the sum of (1) $36,000,000 plus (2) aggregate capital contributions made by PDI to the Partnership on and after the Effective Date discounted back from the respective dates such capital contributions were made by PDI to the Effective Date at a rate equal to 10% per annum compounded monthly.

        Provided, however, notwithstanding the foregoing, neither MMBGC Payout nor PDI Payout shall ever occur nor shall ever be deemed to occur if:

               (a) Prior to the Payout Date, DIGC is removed as the Managing Partner because (1) it has performed or failed to perform its duties under the Agreement in a manner that is grossly negligent or in a manner that constitutes willful misconduct and (2) such performance or failure to perform results in a material economic loss or cost to the Partnership; or

                  (1) Prior to February 28, 2001, a "DIGC CHANGE OF CONTROL"
            occurs. "DIGC CHANGE OF CONTROL" shall mean either (i) the failure of any two of any of R. Keith Anderson, Douglas H. Kiesewetter or David Strassner to be actively involved as the management of and in the operation of DIGC to substantially the same degree as they are presently involved, or (ii) the current ownership interest of two or more of R. Keith Anderson, Douglas H. Kiesewetter or David Strassner

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            in OEDC Inc. shall be reduced by 75% or more from their respective ownership interests on February 28, 1996. Notwithstanding anything in this SECTION 1.1(B), the death of two or more of Douglas H. Kiesewetter, R. Keith Anderson and David Strassner does not constitute a DIGC Change of Control for the purpose of determining whether MMBGC Payout and PDI Payout has occurred.

        1.2 PURPOSE OF PARTNERSHIP. The Partnership is formed for the limited purpose of constructing, owning and operating (a) the gathering system located in the state and federal waters of Mobile Bay, offshore Alabama, which gathering system is more particularly described in EXHIBIT A hereto and (b) subject to
Section 4.10, any expansions or modifications of such gathering system within the AMI (all of the foregoing is referred to herein as the "GATHERING SYSTEM"). Without limiting the foregoing, the Partners agree that the purpose of the Partnership shall not include any gas processing or treating activities unless agreed to in writing by all of the Partners.

        1.3 NAME OF PARTNERSHIP. The name of the Partnership shall be Dauphin Island Gathering Partners. The Partners shall file the required assumed name certificates. The business and affairs of the Partnership shall be conducted solely under the name of Dauphin Island Gathering Partners, and such name shall be used at all times in connection with the business and affairs of the Partnership.

        1.4 PRINCIPAL PLACE OF BUSINESS. The city in which the principal place of business of the Managing Partner is located is The Woodlands, Texas, which shall be the principal place of business of the Partnership.

                                   ARTICLE 2.
                         RESPONSIBILITIES OF THE PARTIES

        2.1 RESPONSIBILITIES OF THE PARTIES. Each Partner is responsible for procuring any and all authorizations which it might individually require for its participation in the Partnership. The authority of the Partners to conduct business on behalf of the Partnership is limited to the authority expressly granted under this Agreement. The Partners represent and warrant that each has the legal authority to and is not prohibited from entering into the Partnership and pursuing the business thereof. Except as provided in Sections 4, 4.8 and
4.10 Partner may own and operate and invest in any natural gas gathering or transmission system not owned or operated by the Partnership wherever located, compete with the other Partners and the Partnership, and engage in and possess business interests in ventures of any kind for such Partners exclusive benefit, and the other Partners shall have no interest therein by virtue of this Agreement.

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        2.2    REGULATORY COVENANTS.

               (a) Each Partner hereby agrees that it will not, and will use all reasonable efforts to ensure that its Affiliates will not, take any action or fail to take any action where such action or failure to act will cause the Gathering System to cease to be a non-jurisdictional gathering system or cause the Gathering System or any portion or extension thereof to become subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC") under the Natural Gas Act of 1938. If the non-jurisdictional nature of the Gathering System is challenged at FERC or if FERC attempts to regulate the fees and/or access to the Gathering System primarily because of any Partner's participation in this Partnership or primarily because of the actions or status of any Affiliate of a Partner, such Partner or Partners shall bear all of the Partnership's reasonable legal costs expended to defend the non-jurisdictional status of the Gathering System before FERC; provided, however, no such Partner or Partners warrants or guarantees the outcome of such defense.

               (b) As used in this Agreement, the term "AFFILIATE" shall mean any person that directly or indirectly, through one or more intermediaries, controls, manages or is controlled or managed by or is under common control with any Partner. The term "PERSON" shall include, without limitation, an individual, a corporation, a partnership, an association, a joint stock company and a trust. The term "CONTROL" (including the terms "CONTROLS", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, (1) with respect to a corporation, the ownership or other control of securities to which are attached more than 50% of the voting interest of all securities issued by the corporation, (2) with respect to a partnership, the ownership of more than 50% interest in the partnership, and (3) with respect to any other person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, by contract or otherwise.

                                   ARTICLE 3.
                   MANAGEMENT AND OPERATION OF THE PARTNERSHIP

        3.1    MANAGEMENT COMMITTEE.

               (a) The management of the Partnership shall be by a committee of the representatives of the Partners (the "MANAGEMENT COMMITTEE") which shall have general discretion to manage the affairs, determine and approve the overall objectives, policies, procedure, methods and actions of the Partnership, including, but not limited to, the authority to perform those acts

                                        6

        specifically enumerated herein, and the exclusive right to make all major policy and business development decisions. No Partner shall have authority to act for, or to assume any obligation or responsibility on behalf of the Partnership without the prior written approval of the Management Committee unless otherwise specifically provided herein.

               (b) It is hereby understood and agreed by the Partners that the day-to-day business of constructing, operating, and maintaining the Gathering System will be delegated to the Managing Partner under the subsequent provisions of this Article 3.

        3.2    ORGANIZATION AND DUTIES OF MANAGEMENT COMMITTEE.

               (a) The members of the Management Committee shall consist of one representative of each Partner. Each Partner shall from time to time designate, by written notice to the other Partners, its representative to serve on the Management Committee, and the representative so designated shall be authorized to vote the Ownership Interest of the appointing Partner. By like notice, each Partner may designate two alternate representatives, either of whom shall have authority to act in the absence of its representative. Any Partner may at any time, by written notice to the other Partners and to the Partnership, remove its representative or alternate representative(s) on the Management Committee and designate a new representative or alternate(s). The Management Committee representative of each Partner shall be authorized by such Partner to take any and all actions with respect to the Partnership and to act on such Partner's behalf with respect to the Partnership. The resignation or removal of a member of the Management Committee shall not invalidate any act of such member taken prior to the giving of written notice of his or her resignation or removal.

               (b) The representative of the Managing Partner on the Management Committee shall be the Chairman of the Management Committee.

               (c) Meetings of the Management Committee shall be held at the principal offices of the Partnership, or such other places as may be agreed to by its members. The Chairman shall preside at all meetings of the Management Committee and shall schedule such meetings of the Management Committee as are necessary to resolve current items of business with at least two business days advance written notice, which notice shall include the agenda for the meeting. Any Partner may, with at least one business day's advance written notice add items to the agenda for

                                        7

        the meeting. If, however, the item of business is construction proposed by the Managing Partner or a Partner, then the meeting to discuss such business shall be scheduled with at least 10 days' advance written notice. Unless agreed to otherwise by all of the members of the Management Committee, only matters on the agenda provided with the notice of the meeting (or timely noticed by a Partner) shall be considered at the meeting. Meetings may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can clearly hear each other simultaneously. Any Partner may call a meeting of the Management Committee by notifying the Chairman of such request and including with such notice any agenda items to be acted upon at such meeting. The Chairman shall be responsible for maintaining written minutes of all meetings.

               (d) Members of the Management Committee, or their designated alternates, may attend meetings and vote either in person, by telephone or other similar communications (confirmed in writing) or through duly authorized powers of attorney. With respect to each item of business, a quorum of the Management Committee shall consist of representatives of two or more Partners that are not Affiliates with more than 50% of the Ownership Interests (excluding any Partners whose voting rights have been suspended at such time or are excluded from voting pursuant to the express provisions hereof).

               (e) Actions taken by representatives of the required sum of the percentage Ownership Interests of the Partners, as specified for particular actions herein, at a Management Committee meeting at which a quorum is present, and for which notice either is given or is waived before or after such meeting by such representatives, shall authorize action by the Partnership. Each representative shall have a vote equal to the Ownership Interest percentage of the Partner he or she represents.

        3.3 ACTION REQUIRING MAJORITY APPROVAL. The approval of two or more members of the Management Committee that are not Affiliates representing 50% or more of the Ownership Interests which are not excluded from voting under a specific provision of this Agreement ("MAJORITY APPROVAL") shall be necessary before any of the following actions can be taken on behalf of the Partnership:

                (a) Approving any Project Plan proposed by the Managing Partner for the construction of additional facilities under ArticleS 4, 4.8 and any other proposals for extensions or expansions of the Gathering System.

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               (b) Approving budgets and any revisions thereto submitted by the
        Managing Partner pursuant to Articles 4, 4.8 and 5, 5.1.

               (c)    Adopting a gas curtailment policy and amendments thereto.

               (d) Selling, transferring, or leasing any of the material assets of the Partnership.

               (e) Approving any interim and permanent financing agreements that are non-recourse to the Partners and the Partnership and any amendments or restructuring thereof, and mortgaging or pledging any of the material assets of the Partnership in connection therewith.

               (f) Exercising any of the other powers granted to the Management Committee under SECTION or other provisions hereof which (1) are not specifically enumerated elsewhere herein as requiring less or more than a Majority Approval, (2) not delegated to the Managing Partner under SECTION or (3) not delegated to the Finance Partner under Section 3.14.

                (g) Selecting a nationally recognized firm of independent certified public accountants to audit the books of account of the Partnership as provided by Section 8.2 and selecting outside attorneys to represent the Partnership (except as provided in Section 3.8).

               (h) Selecting from time to time the bank or banks in which the funds of the Partnership shall be deposited by the Managing Partner, and approving the investment of available funds.

               (i) Approving contracts with vendors for goods or services involving more than $100,000 during the life of the contract or more than $20,000 during any one month.

               (j) Approving the initiation of litigation or settlement of disputes involving claims (1) of the Partnership against a third party which are in excess of $25,000 (including attorneys fees of the Partnership) or (2) of the Partnership against a Partner (provided that in the event of a proposed action against a Partner the proposed defendant Partner shall not be entitled to vote) and approving the employment of all attorneys representing the Partnership in such matters.

                                       9

               (k) Determining the frequency, form and nature of reports required from contractors, the Managing Partner and the Finance Partner.

               (l) Approving any applications for or the acceptance of any necessary regulatory approvals.

               (m) Subject to Section 3.7, removing the Managing Partner and selecting a new Managing Partner.

               (n) Subject to Section 3.12, removing the Finance Partner and selecting a new Finance Partner.

               (o) Approving, consistent with Article 12, all tax policy matters regarding the Partnership, including, but not limited to, elections relating to state and federal income taxes, preparation and filing of Partnership returns and, subject to EXHIBIT E, the handling of and participation in tax audits conducted by any governmental entity.

               (p) Approving (1) the general form of gathering agreements for use by the Managing Partner in connection with the Gathering System, which shall establish both terms of service (including credit requirements) and rates that are reasonable and not unduly discriminatory among producers shipping gas through the Gathering System and which shall be set without regard to a Partner or a Partner's Affiliates' marketing or gas purchase activities; and (2) any proposals by the Managing Partner for deviations from such agreements.

                (q) Consenting to certain Dispositions as provided in Section 11.1.

        3.4 ACTION REQUIRING SUPER MAJORITY APPROVAL. The approval of the member or members of the Management Committee representing 90% or more of the Ownership Interests which are not excluded from voting under a specific provision of this Agreement ("SUPER MAJORITY APPROVAL") shall be necessary before any of the following actions can be taken on behalf of the Partnership:

               (a)    Changing the purpose of the Partnership.

                (b) Approving the undertaking by a Partner or an Affiliate of a Partner of a project outside of the Partnership that is prohibited by the terms of Section 4,4.8, or approving the undertaking by the Partnership, PDI, an

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        Affiliate of PDI, the DIGC/MMBGC Entity or an Affiliate of the
        DIGC/MMBGC Entity, that is prohibited by the terms of Section 4.10.

               (c) Approving any interim and permanent financing agreements that are recourse to the Partners and/or the Partnership and any amendments or restructuring thereof, and mortgaging or pledging any of the material assets of the Partnership in connection therewith.

               (d) Admitting new partner(s), other than as a result of a Disposition.

               (e) A merger or consolidation of the Partnership with another entity.

               (f) A sale of all of the assets of the Partnership or a sale of a portion of the assets of the Partnership representing substantially all the market value of the assets of the Partnership.

        3.5 INDEMNIFICATION OF MANAGEMENT COMMITTEE MEMBERS. THE PARTNERSHIP SHALL DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE MEMBERS OF THE MANAGEMENT COMMITTEE, INCLUDING THE ALTERNATES, AND MEMBERS OF ANY COMMITTEE ESTABLISHED BY THE MANAGEMENT COMMITTEE, AGAINST ALL ACTIONS, CLAIMS, DEMANDS, COSTS AND LIABILITIES ARISING OUT OF THE ACTS (OR FAILURE TO ACT) OF ANY SUCH PERSONS IN GOOD FAITH WITHIN THE SCOPE OF THEIR AUTHORITY IN THE COURSE OF THE PARTNERSHIP'S BUSINESS (INCLUDING THE NEGLIGENCE OF SUCH MEMBERS AND ALTERNATES), AND SUCH PERSONS SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES OR COMMITMENTS INCURRED BY OR ON BEHALF OF THE PARTNERSHIP AS A RESULT OF ANY SUCH ACTS OR FAILURE TO ACT FOR WHICH THEY ARE INDEMNIFIED.

      3.6 MANAGING PARTNER. The day-to-day operations of the Partnership and the Gathering System shall be administered by a managing partner, which shall be a Partner (the "MANAGING PARTNER"). DIGC is designated as the initial Managing Partner.

        3.7 REMOVAL OR RESIGNATION OF THE MANAGING PARTNER. The Managing Partner may be discharged of its powers, duties and responsibilities as the Managing Partner and terminated as follows:

               (a) The Management Committee (without the participation of the member representing the Managing Partner or its Affiliates) may remove the Managing Partner if the Managing Partner has (1) performed or failed to

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        perform its duties under this Agreement in a manner that is grossly negligent or in a manner that constitutes willful misconduct, and such performance or failure to perform results in a material economic loss or cost to the Partnership, or (2) at any time after February 28, 2001, failed to operate the Gathering System in accordance with sound and prudent practices in the pipeline industry, as follows:

                        (i) If the Managing Partner agrees to its removal under
                this Section 3.7, then such removal shall be accomplished by written notice from the Management Committee (without the participation of the member representing the Managing Partner or its Affiliates) to the Managing Partner which shall state the name of the successor Managing Partner and the date on which the successor Managing Partner will assume the responsibilities of the Managing Partner under this Agreement. The removal shall become effective on the date that the successor Managing Partner assumes the duties of the Managing Partner.

                        (ii) If the Managing Partner does not agree to removal
                under this Section 3.7, then the Managing Partner's removal under this Section shall be accomplished by written notice from the Management Committee (without the participation of the member representing the removed Managing Partner or its Affiliates) to the Managing Partner, after a determination, pursuant to Section 15.11, of this Agreement or otherwise as the Partners may agree, that the Managing Partner has (A) acted with gross negligence or in a manner that constitutes willful misconduct and such action results in a material economic loss or cost to the Partnership or (B) following February 28, 2001, failed to operate the Gathering System in accordance with sound and prudent practices in the pipeline industry. Such notice shall state the name of the successor Managing Partner and the date on which the successor Managing Partner will assume the responsibilities of the Managing Partner under this Agreement. The removal shall become effective on the date that the successor Managing Partner assumes the duties of the Managing Partner.

               (b) The Managing Partner shall be deemed to have resigned if (1) the Ownership Interest of the Managing Partner and its Affiliates at the time it is acting as the Managing Partner is reduced by 50% or more, (2) if DIGC is the Managing Partner, DIGC sells any portion of its Ownership Interest to any non-Affiliate prior to the occurrence of the later to occur of MMBGC

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        Payout or PDI Payout, (3) a reduction of the Managing Partner's
        Ownership Interest pursuant to Section 5.4 occurs, (4) a Change of Control occurs with respect to the Managing Partner, or (5) any of the events described in SectionS 10.3(a), 10.3(b), 10.3(c) or 10.3(d) occur with respect to the Managing Partner. A "CHANGE OF CONTROL" shall mean
        (1) with respect to DIGC, a DIGC Change of Control, and (2) with respect to any other entity a change of more than 50% (in a single transaction or series of transactions) in the direct or indirect ownership of such entity. Promptly after the occurrence of any of such events, the Management Committee (without the participation of the member representing the removed Managing Partner or its Affiliates) shall provide to the Managing Partner a written notice which shall state the name of the successor Managing Partner and the date on which the successor Managing Partner will assume the responsibilities of the Managing Partner under this Agreement. Such resignation shall become effective on the date that the successor Managing Partner assumes the duties of the Managing Partner.

               (c) DIGC may be removed as the Managing Partner without cause on the earlier to occur of (1) the later to occur of MMBGC Payout or PDI Payout or (2) February 28, 2003.

               (d) The Managing Partner, substantially contemporaneously with the submission to the Management Committee of any Operating Budget, may resign its duties as the Managing Partner by written notice to the Management Committee. The resignation shall not become effective until the successor Managing Partner assumes the duties and obligations of the Managing Partner, which the Partners shall cause to occur not later than 120 days after the submission by the Managing Partner of its resignation.

               (e) In the event the Managing Partner is removed or resigns pursuant to this Section 3.7, the Managing Partner shall submit to the Management Committee a final accounting of its operations under this Agreement. At the request of the Management Committee, the departing Managing Partner shall take an inventory of all materials relating to the Gathering System. The departing Managing Partner shall deliver to the successor Managing Partner all records, reports and data that are in its possession as the Managing Partner. Upon the delivery of such records, reports and data, the departing Managing Partner shall be released and discharged from, and the successor Managing Partner shall assume, all duties and obligations of the Managing Partner under this Agreement; provided that any liability of the departing Managing Partner that accrued prior to the

                                          13

        effective date of the change of the Managing Partner shall, notwithstanding the release or discharge of the departing Managing Partner, continue to remain a liability of the departing Managing Partner. The former Managing Partner may retain copies of all such records, reports and data as the former Managing Partner may require, which copies will be prepared at the expense of the former Managing Partner.

               (f) If the Managing Partner is removed or resigns pursuant to this Section 3.7, the Management Committee shall select a successor Managing Partner by Majority Approval. The vote of the member of the Management Committee representing the Partner that was removed as the Managing Partner shall be excluded if such member does not vote or such member only votes for such removed Managing Partner to succeed itself.

        3.8 DUTIES OF THE MANAGING PARTNER. All of the Managing Partner's duties shall be performed pursuant to an approved budget as provided in Article 6. The Managing Partner will actively manage and conduct the day-to-day business of the Partnership, devoting appropriate time and talents to such management so as to conduct the business of the Partnership in a good and businesslike manner and in accordance with good and prudent practice within the industry. In connection therewith, the Managing Partner shall provide supervisory, administrative and technical services to the Partnership and shall perform such services with the same degree of diligence and care that it would exercise if the Partnership were owned solely by the Managing Partner. Unless otherwise specified in this Agreement, or absent express contrary direction from the Management Committee, the Managing Partner shall have the responsibility and authority, without the prior or subsequent approval of the Management Committee, to take or cause to be taken the following actions for and on behalf of the Partnership:

               (a) Perform the day-to-day operations of the Partnership, including overseeing the operation and maintenance of the Gathering System and overseeing all construction activities.

                (b) Subject to Section 3.17, negotiate and execute gathering agreements in the form and under terms of service and rates as substantially approved by the Management Committee under Section 3.3(a), 3.3(p) under which the Partnership will gather gas for third parties (including the Partners).

               (c) Obtain all permits, certificates and licenses necessary for the operation and maintenance of the Gathering System, and perform the administrative functions of the Partnership, including, without limitation, providing legal, accounting (in accordance with Article 8), engineering,

                                       14

        planning, budgeting, reporting and other technical services, and maintain the records of the Partnership.

                (d) Perform or cause to be performed all necessary meter reading and chart calculations.

                (e) Protect and preserve the title and interests of the Partnership with respect to the Gathering System and other assets owned by the Partnership.

                (f) Enter into pipeline design and construction contracts and purchase pipe, equipment, rights-of-way and easements for any extensions and expansions approved by the Management Committee pursuant to Article 4, 4.8 .

              (g) Negotiate, enter into and supervise the performance of contracts other than those contemplated in sECTIONS 3.8(b), 11.1(b) and 3.8(f), and amendments thereto with third parties as may be necessary, appropriate or advisable in furtherance of the purposes of the Partnership business.

               (h) Attempt in good faith to obtain in any agreement, contract or other obligation of the Partnership, other than gathering agreements, provisions limiting the claims of all parties to such instruments to the assets of the Partnership and expressly waiving any such rights of such parties to proceed against the Partners individually.

               (i) Prepare and timely make such filings with any governmental authority as may be required to gather gas through the Gathering System.

                (j) Maintain the assets of the Partnership in good order and repair.

               (k) Prepare and furnish to governmental regulatory bodies all reports, statements and information that they may reasonably request or to which they are legally entitled concerning the Gathering System or the Partnership.

               (l) Execute documents requiring execution by the Partnership (both those requiring approval of the Management Committee and those not requiring approval).

                                       15

               (m) Initiate, defend, negotiate and otherwise handle claims against the Partnership or a Partner, the Managing Partner, the Finance Partner or other person or entity to be indemnified by the Partnership or claims of the Partnership against third parties, where such claims (including attorneys' fees to be incurred by the Partnership) are less than $25,000 in value (including approving employment of all attorneys representing the Partnership in such matters).

               (n) Collect revenues for the Partnership (in accordance with budgets approved by the Management Committee) and make cash calls on and distributions to the Partners.

               (o) Perform all gas control activities necessary for gas to flow through the Gathering System in accordance with the gathering, interconnect and operational balancing agreements entered into or assumed by the Partnership.

               (p) In the event of, or reasonable anticipation of, any occurrence or condition which might (1) threaten life, property or the environment, (2) render the Gathering System incapable of continuous operation, (3) jeopardize the investment of the Partnership in the Gathering System, or (4) if required in order to comply with law or an order of a governmental authority with jurisdiction over the Gathering System, the Managing Partner shall take such steps and incur such expenses and costs as in its reasonable opinion are required to deal with such emergency or requirement without being subject to the monetary spending limits imposed on the Managing Partner herein. The Managing Partner shall report such an emergency or requirement to the Management Committee as promptly as possible.

               (q) Within sixty (60) days after the end of the calendar year, make available information necessary to prepare and file all partnership tax returns.

                (r) Prepare capital and operating budgets pursuant to Section
        6.1.

                (s) Perform such other acts reasonably necessary, appropriate or advisable to carry out the Managing Partner's duties under this Agreement to the extent that such acts are not matters to be voted on by the Management Committee as described in Sections 3.3 or 3.4 or other provisions hereof or matters delegated to the Finance Partner.

                                       16

        3.9 AUTHORIZATION. Subject to the express restrictions and limitations set forth in this Agreement, the Partnership authorizes the Managing Partner to perform any and every act and duty and to exercise any and every power of the Managing Partner as authorized by this Agreement, as follows:

               (a)    To act in the name of and on behalf of the Partnership.

               (b) In the Partnership's name and on its behalf, to make, execute, acknowledge and deliver all contracts, assignments, and other agreements, instruments or documents as are contemplated in this Agreement.

               (c) Generally to take and perform any and all actions necessary, appropriate or convenient to fulfill the obligations and duties of the Managing Partner as authorized by this Agreement.

        3.10   INDEMNIFICATION OF THE MANAGING PARTNER.

               (a) THE PARTNERSHIP SHALL DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE MANAGING PARTNER AND ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HARMLESS, WHEN ACTING AS THE MANAGING PARTNER, AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION, WHETHER BASED ON TORT, BREACH OF CONTRACT OR ANY OTHER LEGAL THEORY (TO THE EXTENT THAT SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARE NOT SATISFIED BY INSURANCE CARRIED PURSUANT TO THIS AGREEMENT), IN FAVOR OF ANYONE OTHER THAN A PARTNER, ON ACCOUNT OF TAXES, LIENS, DEBTS, PERSONAL INJURIES, DEATH OR DAMAGE TO PROPERTY AND ALL OTHER CLAIMS OR DEMANDS OF EVERY CHARACTER ARISING OUT OF, IN CONNECTION WITH, OR AS AN INCIDENT TO, ANY ACT OR OMISSION IN CONNECTION WITH THE MANAGING PARTNER'S PERFORMANCE OF ITS DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT AS THE MANAGING PARTNER, INCLUDING NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EXCEPT WHEN SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE AS A RESULT OF THE MANAGING PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE MANAGING PARTNER IS TO PERFORM THE SPECIFIED TASK) OF THE MANAGING PARTNER, ITS AFFILIATES, OR THEIR OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

                                       17

               (b) AS BETWEEN THE PARTNERSHIP, THE MANAGEMENT COMMITTEE OR ANY PARTNER AND THE MANAGING PARTNER, THE PARTNERSHIP AGREES TO DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE MANAGING PARTNER AND ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, WHEN ACTING AS THE MANAGING PARTNER, AGAINST ANY CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISING OUT OF OR IN ANY WAY CONNECTED WITH GAS, CONDENSATE, INERTS OR OTHER MATERIALS GATHERED THROUGH THE GATHERING SYSTEM, REGARDLESS OF WHETHER SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE IN CONNECTION WITH THE GAS, CONDENSATE, INERTS OR OTHER MATERIALS PRIOR TO DELIVERY INTO, DURING GATHERING THROUGH OR AFTER DELIVERY FROM THE GATHERING SYSTEM, AND WHETHER SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE IN CONNECTION WITH THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EXCEPT WHEN SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE AS A RESULT OF THE MANAGING PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE MANAGING PARTNER IS TO PERFORM THE SPECIFIED TASK) OF THE MANAGING PARTNER, ITS AFFILIATES, OR THEIR OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.11 THE MANAGING PARTNER'S LIABILITY. THE MANAGING PARTNER, ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES SHALL NOT BE LIABLE TO THE PARTNERSHIP OR ANY PARTNER FOR ANY LOSS OR DAMAGE SUFFERED BY THE PARTNERSHIP OR A PARTNER RESULTING FROM THE PERFORMANCE OF THE MANAGING PARTNER'S DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT, EXCEPT WHEN AND TO THE EXTENT THAT SUCH LOSS OR DAMAGE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE MANAGING PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES; PROVIDED THAT, WHERE SUCH LOSS OR DAMAGE ARISES AS A RESULT OF THE MANAGING PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE MANAGING PARTNER IS TO PERFORM THE SPECIFIED TASK, IT SHALL BE DEEMED THAT SUCH LOSS OR DAMAGE WAS NOT THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE MANAGING PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

                                       18

        3.12 THE FINANCE PARTNER. Certain of the financial matters of the Partnership and the Gathering System shall be administered by a Finance Partner, which shall be a Partner (the "FINANCE PARTNER"). MMBGC is designated as the initial Finance Partner.

        3.13 REMOVAL OR RESIGNATION OF THE FINANCE PARTNER. The Finance Partner may be discharged of its powers, duties and responsibilities as the Finance Partner and terminated as follows:

               (a) The Management Committee (without the participation of the member representing the Finance Partner or its Affiliates) may remove the Finance Partner if the Finance Partner has performed or failed to perform its duties under this Agreement in a manner that is grossly negligent or in a manner that constitutes willful misconduct and such performance or failure to perform results in a material economic loss or cost to the Partnership as follows:

                            (1) If the Finance Partner agrees to its removal
              under this Section 3.13, then such removal shall be accomplished by written notice from the Management Committee, (without the participation of the member representing the Finance Partner or its Affiliates) to the Finance Partner which shall state the name of the successor Finance Partner and the date on which the successor Finance Partner will assume the responsibilities of the Finance Partner under this Agreement. The removal shall become effective on the date that the successor Finance Partner assumes the duties of Finance Partner.

                     (2) If the Finance Partner does not agree to removal under this Section 3.13, then the Finance Partner's removal under this Section shall be accomplished by written notice from the Management Committee (without the participation of the member representing the removed Finance Partner or its Affiliates) to the Finance Partner, after a determination, pursuant to SECTION 15.11 of this Agreement or otherwise as the Partners may agree, that the Finance Partner has acted with gross negligence or in a manner that constitutes willful misconduct and such performance or failure to perform results in a material economic loss or cost to the Partnership. Such notice shall state the name of the successor Finance Partner and the date on which the successor Finance Partner will assume the responsibilities of the Finance Partner under this Agreement. The removal shall become effective on the date that the successor Finance Partner assumes the duties of the Finance Partner.

                                       19

                (b) The Finance Partner shall be deemed to have resigned if (1) the Ownership Interest of the Finance Partner and its Affiliates at the time it is acting as the Finance Partner is reduced by 75% or more, (2) a reduction of the Finance Partner's Ownership Interest pursuant to
        Section 5.4 occurs, (3) a Change of Control occurs with respect to the Finance Partner, or (4) any of the events described in Section 10.3(a, b,c or d) occur with respect to the Finance Partner. Promptly after the occurrence of any of such events, the Management Committee (without the participation of the member representing the removed Finance Partner or its Affiliates) shall provide to the Finance Partner a written notice which shall state the name of the successor Finance Partner and the date on which the successor Finance Partner will assume the responsibilities of the Finance Partner under this Agreement. Such resignation shall become effective on the date that the successor Finance Partner assumes the duties of the Finance Partner.

               (c) The Finance Partner may resign its duties as the Finance Partner at any time by written notice to the Management Committee. The resignation shall not become effective until the successor operator assumes the duties and obligations of the Finance Partner, which the Partners shall cause to occur not later than 120 days after the submission by the Finance Partner of its resignation.

               (d) In the event the Finance Partner is removed or resigns pursuant to this Section 3.13, the Finance Partner shall submit to the Management Committee a final accounting of its operations under this Agreement. The departing Finance Partner shall deliver to the successor Finance Partner all records, reports and data that are in its possession as the Finance Partner. Upon the delivery of such records, reports and data, the departing Finance Partner shall be released and discharged from, and the successor Finance Partner shall assume, all duties and obligations of the Finance Partner under this Agreement; provided that any liability of the departing Finance Partner that accrued prior to the effective date of the change of the Finance Partner shall, notwithstanding the release or discharge of the departing Finance Partner, continue to remain a liability of the departing Finance Partner. The former Finance Partner may retain copies of all such records, reports and data as the former Finance Partner may require, which copies will be prepared at the expense of the former Finance Partner.

                (e) If the Finance Partner is removed or resigns pursuant to this Section 3.13, the Management Committee shall select a successor Finance Partner by Majority Approval. The vote of the member of the Management

                                       20

        Committee representing the Partner that was removed as the Finance Partner shall be excluded if such member does not vote or such member only votes for such removed Finance Partner to succeed itself.

        3.14 DUTIES OF THE FINANCE PARTNER. The Finance Partner shall have the responsibility and authority, without the prior or subsequent approval of the Management Committee, to take or cause to be taken the following actions for and on behalf of the Partnership (and shall conduct such activities in a good and businesslike manner and in accordance with good and prudent practice within the industry):

               (a) Provide and maintain adequate insurance coverage for the account of the Partnership with a reliable insurance company(s) authorized to do business in the area of the Gathering System in accordance with the requirements of Article 13 or notify the Management Committee promptly of its inability to maintain such insurance coverage. The Finance Partner shall charge the Partnership for the actual cost of such insurance.

               (b) Maintain the bank accounts of the Partnership, make distributions to the Partners and pay invoices for expenses accrued by the Partnership.

                (c) Perform the functions of the Finance Partner as described in the Accounting Procedures.

        3.15   INDEMNIFICATION OF THE FINANCE PARTNER.

               (a) THE PARTNERSHIP AGREES TO DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE FINANCE PARTNER AND ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HARMLESS, WHEN ACTING AS THE FINANCE PARTNER, AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION, WHETHER BASED ON TORT, BREACH OF CONTRACT OR ANY OTHER LEGAL THEORY (TO THE EXTENT THAT SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARE NOT SATISFIED BY INSURANCE CARRIED PURSUANT TO THIS AGREEMENT), IN FAVOR OF ANYONE OTHER THAN A PARTNER, ON ACCOUNT OF TAXES, LIENS, DEBTS, PERSONAL INJURIES, DEATH OR DAMAGE TO PROPERTY AND ALL OTHER CLAIMS OR DEMANDS OF EVERY CHARACTER ARISING OUT OF, IN CONNECTION WITH, OR AS AN INCIDENT TO, ANY ACT OR OMISSION IN CONNECTION WITH THE FINANCE PARTNER'S PERFORMANCE OF ITS DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT AS THE

                                       21

        FINANCE PARTNER, INCLUDING NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EXCEPT WHEN SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE AS A RESULT OF THE FINANCE PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE FINANCE PARTNER IS TO PERFORM THE SPECIFIED TASK) OF THE FINANCE PARTNER, ITS AFFILIATES, OR THEIR OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

               (b) AS BETWEEN THE PARTNERSHIP, THE MANAGEMENT COMMITTEE OR ANY PARTNER AND THE FINANCE PARTNER, THE PARTNERSHIP AGREES TO DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE FINANCE PARTNER AND ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES HARMLESS, WHEN ACTING AS THE FINANCE PARTNER, AGAINST ANY CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISING OUT OF OR IN ANY WAY CONNECTED WITH GAS, CONDENSATE, INERTS OR OTHER MATERIALS GATHERED THROUGH THE GATHERING SYSTEM, REGARDLESS OF WHETHER SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE IN CONNECTION WITH THE GAS, CONDENSATE, INERTS OR OTHER MATERIALS PRIOR TO DELIVERY INTO, DURING GATHERING THROUGH OR AFTER DELIVERY FROM THE GATHERING SYSTEM, AND WHETHER SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE IN CONNECTION WITH THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EXCEPT WHEN SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE AS A RESULT OF THE FINANCE PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE FINANCE PARTNER IS TO PERFORM THE SPECIFIED TASK) OF THE FINANCE PARTNER, ITS AFFILIATES, OR THEIR OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.16 THE FINANCE PARTNER'S LIABILITY. THE FINANCE PARTNER, ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES SHALL NOT BE LIABLE TO THE PARTNERSHIP OR ANY PARTNER FOR ANY LOSS OR DAMAGE SUFFERED BY THE PARTNERSHIP OR A PARTNER RESULTING FROM THE PERFORMANCE OF THE FINANCE PARTNER'S DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT, EXCEPT WHEN AND TO THE EXTENT THAT SUCH LOSS OR DAMAGE RESULTS FROM THE

                                       22

GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE FINANCE PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES; PROVIDED THAT, WHERE SUCH LOSS OR DAMAGE ARISES AS A RESULT OF THE FINANCE PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE FINANCE PARTNER IS TO PERFORM THE SPECIFIED TASK, IT SHALL BE DEEMED THAT SUCH LOSS OR DAMAGE WAS NOT THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE FINANCE PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.17 DEVELOPMENT OF PARTNERSHIP BUSINESS BY PDI. PDI shall have the right, in cooperation with the Managing Partner and subject to the directives of the Management Committee, to contact and make proposals to third parties with respect to execution of gathering agreements under which the Partnership will gather gas. All actions of PDI pursuant to this Section 3.17 shall first be coordinated with the Managing Partner. Notwithstanding the foregoing, (a) PDI shall not be authorized and is hereby expressly prohibited from engaging in any activities (including without limitations marketing) on behalf of the Partnership relating to the Restricted Area, and (b) except in cases expressly authorized in writing by the Management Committee, only the Managing Partner shall be authorized to execute agreements binding the Partnership.

                                   ARTICLE 4.
                                  CONSTRUCTION

        4.1 FACILITIES TO BE CONSTRUCTED. From time to time hereafter, the Partnership may agree to construct such additional facilities as may be approved by the Management Committee pursuant to Section 3.3.

        4.2 PROJECT PLANS. The Managing Partner shall prepare for approval by the Management Committee a written description of the routing and location of facilities and the specifications for the design, engineering, materials and equipment to be used in the construction of subsequent facilities to be constructed by the Partnership, as well as the estimated costs, estimated construction schedule and date of completion of the facilities ("PROJECT PLAN").

        4.3 CONSTRUCTION BUDGETS AND APPROVALS. With respect to the construction of any additional facilities, the following procedures shall apply:

                (a) If any additional Project Plans are approved by the Management Committee, the Managing Partner shall submit to the Management

                                       23

        Committee for its approval a budget ("CONSTRUCTION BUDGET") stating the estimated costs that the Managing Partner expects to incur in connection with the construction of the additional facilities. The Construction Budget shall be submitted at least 60 days prior to commencement of construction of such approved facilities.

               (b) A Construction Budget shall set forth the estimated costs and expenditures by quarterly periods, shall itemize the costs estimated in the budgets by such individual line items, and shall include such supporting documentation and data as reasonably requested by the Management Committee.

               (c) Unless otherwise authorized by the Management Committee, construction costs shall not be incurred for the construction of any additional facilities until a Construction Budget has been approved by the Management Committee.

               (d) During the progress of any construction, the Managing Partner shall notify the Management Committee promptly of unsatisfactory progress or of any occurrence that may cause a substantially higher cost than was estimated and approved in the applicable budget. If it appears that (1) the cost of any budgeted item will exceed the budgeted amount of such item by the greater of 15 percent of the budgeted amount for that item or $50,000, or (2) an item not contemplated by the applicable budget has an estimated cost in excess of $50,000, or (3) any aggregate of items not contemplated by the applicable budget have estimated costs in excess of $100,000, then any such excess budgeted cost or unbudgeted cost shall not be incurred without the prior approval of the Management Committee. This approval may be oral in order to expedite action, but shall be followed immediately by written approval.

        4.4 COSTS AND PAYMENT. The Managing Partner shall keep a full and accurate account of all costs and expenses incurred in connection with the planning, design, construction, testing and placing in service of Partnership facilities in accordance with the Accounting Procedures. The Partnership shall provide funds for all such costs and expenses of any additional facilities in accordance with Article 5, 5.1 of this Agreement.

        4.5 CONSTRUCTION. The Managing Partner shall direct all activities necessary to design, construct, test and place in service any additional facilities authorized by the Management Committee, all of which shall meet the minimum federal safety standards established by the U.S. Department of Transportation for pipeline facilities (49 C.F.R. Parts

                                       24

191 and 192). All equipment and materials and third-party contractors, as required, shall be obtained based on competitive bids. Unless otherwise specifically authorized in writing by the Management Committee, the Managing Partner shall require (a) a performance bond payable to the Partnership from the contractor who actually constructs Partnership facilities, and (b) a payment bond, each in an amount equal to the contractor's bid for performance of the construction.

        4.6 PERMITS. The Managing Partner shall acquire, or cause to be acquired, in the name of the Partnership, or for or on its behalf, all permits, certificates, rights-of-way and state, county and/or federal approvals and authorizations as may be necessary for the Partnership to construct, own and operate any approved facilities constructed by the Partnership. Any permits, certificates, rights of-way, approvals and authorizations acquired by the Managing Partner in its own name pursuant to this section shall be immediately assigned to the Partnership.

        4.7 INSPECTION AND TESTING. During construction of any Partnership facilities each Partner shall have the right of access to the construction site(s) and the right to inspect all phases of the construction work and all records pertaining thereto at all such times and locations as do not interfere with such construction. The Managing Partner shall advise each Partner in writing when installation of all or any portion of the Partnership facilities has been completed and the date, time and place of any testing of such Partnership facilities or any portion thereof. Each Partner shall have the option to be present and witness any and all such testing. Upon completion of the installation and testing of the Partnership facilities, the Managing Partner shall provide the Partners with "as built" drawings and data relating to engineering calculations, specifications, materials and equipment installation and testing of the Partnership facilities, and an itemized inventory and documentation of the Partnership facilities.

        4.8    CONSTRUCTION OF FACILITIES IN THE AMI.

                (a) Except as provided in Section 4.10, none of the Partners shall (and each Partner shall cause each of its Affiliates not to) participate, whether directly or indirectly (other than through the Partnership), in the financing, construction, ownership or operation of
        (1) any gathering or transportation system that would gather or transport gas directly from any blocks within the AMI or (2) any gathering or transportation system originating outside the AMI that will interconnect with the Gathering System, unless the Management Committee approves of a Partner or an Affiliate thereof undertaking the project outside of the Partnership. The prohibition in the foregoing sentence shall not apply to pipelines regulated pursuant to the Natural Gas Act of 1938, as amended and gathering lines as they presently

                                       25

        exist owned individually by Centana Gathering Company. This Section shall not preclude any Affiliate of any Partner whose principal operations are the exploration for and production of hydrocarbons from financing, owning, constructing or operating flow lines within the AMI from a production platform or group of platforms to an existing gathering system to deliver the gas in which such Affiliate has an ownership or financing interest and the gas of joint working interest owners in the same producing properties or from properties, regardless of ownership, that are being jointly developed with such joint working interest owners.

               (b) As used herein "AMI" shall mean those areas lying east of a line extending south from the Mississippi - Alabama border commonly known as the Mobile Area (both federal and state waters), including the Viosca Knoll North Area, the Destin Dome Area, the Restricted Area, and the Pensacola Area as is contained within the area described and outlined on the map attached hereto as EXHIBIT B-1.

        4.9    SOLE-RISK OPERATIONS.

                (a) In the event that the Management Committee fails to approve the construction of any additional facilities proposed by any Partner that gathers gas directly from within the AMI or any extension proposed by any Partner that connects with the Gathering System not prohibited in
        Section 4.10 (in each case, other than any loops, compression facilities or other construction designed to increase the capacity of the Gathering System as it exists at the time of the proposal), any Partner (a "SOLE-RISK PARTNER") may propose to have the Partnership undertake the proposed construction, operation and maintenance at the sole cost, risk and expense of the Sole-Risk Partner (the "SOLE-RISK OPERATION") by providing written notice to the Management Committee within 30 days after the date that the Management Committee declines to approve such proposal (or, if a quorum of the Management Committee is not attained on the date that the Management Committee is scheduled to meet to consider such proposal, within 30 days after the date that such meeting was scheduled). No Sole Risk Operation shall be conducted that would potentially result in the facilities of the Partnership becoming subject to the jurisdiction of the Federal Energy Regulatory Commission or any successor regulatory agency under the Natural Gas of 1938, as amended, or the Natural Gas Policy Act of 1978, as amended.

                                       26

                (b) If a project is proposed by any Partner as a Sole-Risk Project under Section 4.9(a), the Managing Partner shall convene a meeting of the Management Committee within 15 days after the proposal to undertake such Sole-Risk Operation to determine (1) an equitable method to allocate revenues, costs and expenses of the Partnership that are attributable to the Sole-Risk Operation, (2) terms of gathering services offered through the Sole- Risk Facilities (other than rates that are incremental and in addition to the rates charged for gathering on the then existing Gathering System) and access to the then existing Gathering System, which shall be substantially the same as terms offered to other producers who are shippers, and (3) an appropriate reserve for the abandonment of the Sole-Risk Facilities at the end of its useful life and the amount and timing of deposits into the reserve (the "SOLE-RISK ISSUES"). If the Management Committee is unable to agree on any of the Sole-Risk Issues within 30 days after the date that the proposal to undertake the Sole Risk Operation is received by the Management Committee, either any Sole-Risk Partner or any Partner who is not a Sole-Risk Partner (the latter being referred to herein as the "NON-CONTRIBUTING PARTNERS") may elect to refer the unresolved issues to mediation pursuant to Section 4.9(c). If not resolved by the Management Committee and no Partner elects to initiate mediation, the Sole-Risk Operation shall not be undertaken. The Sole-Risk Partners may determine without the input of the Management Committee the rates for gathering services offered through the Sole-Risk Facilities that are incremental and in addition to the rates charged for gathering on the then existing Gathering System.

               (c) Within five days after any Partner elects to refer unresolved Sole-Risk Issues to mediation, the Sole-Risk Partners shall deliver to the NonContributing Partners a list of five individuals of appropriate background and experience acceptable to the Sole-Risk Partners to serve as the mediator. In the event that the Non-Contributing Partners do not approve of any of the individuals selected by the Sole-Risk Partners within 10 days after the date that the Sole-Risk Partners deliver to the Non-Contributing Partners its list of proposed individuals, then either the Non-Contributing Partners or the Sole- Risk Partners may request the Chief Judge of the United States District Court in the Southern District of Texas to appoint a mediator of appropriate background and experience. The Chairman of the Management Committee shall engage the mediator selected by the Partners or appointed by the Chief Judge within 10 days after the mediator is selected or appointed and shall notify the Partners of the date of engagement. Both the Non-Contributing Partners and the Sole-Risk Partners shall submit to the mediator within 30 days after the date that the mediator has been engaged such information as

                                       27

        it desires and shall cooperate with the mediator in promptly providing such additional information as the mediator deems appropriate. The mediator shall be requested to deliver his decision on the Sole-Risk Issues submitted to him by the Partners within 60 days after the date that the mediator has been engaged. The decision of the mediator shall be final and binding on the Partners and the Partnership. The mediator may engage accountants, engineers and other consultants as the mediator deems appropriate. The fees and expenses of the mediator, including the cost of the consultants engaged by the mediator, shall be (1) shared by the Sole-Risk Partners and the NonContributing Partners according to their Ownership Interests if the Sole-Risk Partners confirm their election to proceed with the Sole-Risk Operation pursuant to Section 4.9(d) below or (2) borne by the Sole-Risk Partners if they do not confirm their election to proceed with the Sole-Risk Operation pursuant to Section 4.9(d) below.

               (d) Within ten (10) days after the determination by the Management Committee or the mediator of the Sole-Risk Issues, each Sole-Risk Partner shall be entitled to confirm its election to undertake the Sole-Risk Operation under the allocation method selected by either the Management Committee or the mediator. If none of the Sole-Risk Partners timely confirms its election, the Sole-Risk Operation shall not be undertaken. If any Sole-Risk Partner timely confirms its election, the Sole-Risk Operation shall be undertaken as hereinafter provided and any Sole-Risk Partner who did not timely confirm its election shall become a Non-Contributing Partner.

                (e) If a Sole-Risk Operation is undertaken, then all Management Committee decisions with respect to such Sole-Risk Operation (other than pursuant to Section 4.9(b) or 4.9(h)) shall be made without regard to the votes of the representatives of the Non-Contributing Partners and the Managing Partner shall perform its obligations with respect to the Sole-Risk Operation (and the facilities constructed as a result of such operations, which shall be referred to herein as the "SOLE-RISK FACILITIES") as if it were undertaken with the approval of the Management Committee.

               (f) Each Sole-Risk Partner on a proportionate basis (based on the proportion that the Ownership Interest of each Sole-Risk Partner bears to the aggregate Ownership Interests of all Sole-Risk Partners) shall
        (1) pay all of the additional capital contributions requested by the Managing Partner for the Sole-Risk Operation (to cover construction costs and all other costs and expenses in excess of the revenue attributable to the Sole-Risk Facilities); (2) receive distributions of all distributable proceeds attributable to the Sole-Risk

                                       28

        Facilities except for the amounts set forth in Section 4.9(g); (3) be allocated all items of income, gain, loss, deduction and credit attributable to the Sole- Risk Operation except for the amounts set forth in Section 4.9(g); and (4) be allocated all construction, operating, maintenance, and general and administrative costs and expenses attributable to the Sole-Risk Operation (including the funding of any abandonment reserve account), until the Sole- Risk Partners have received cash distributions from the Partnership attributable to the Sole-Risk Operation equal to 150% of the aggregate capital contributions to the Partnership made by the Sole-Risk Partners with respect to the Sole-Risk Operation ("SOLE-RISK PAYOUT"). Upon the occurrence of Sole-Risk Payout, the Managing Partner shall notify all of the Non-Contributing Partners that Sole-Risk Payout has occurred. Each NonContributing Partner shall have the option to become a participant in the Sole- Risk Project by so notifying the Managing Partner on or before the expiration of thirty (30) days after receipt of the notice that Sole-Risk Payout has occurred. Failure to timely notify the Managing Partner shall be deemed an election not to participate in the Sole-Risk Project. After Sole-Risk Payout, (1) each Sole-Risk Partner and each Non-Contributing Partner who has elected to participate in the Sole-Risk Project, on a proportionate basis (based on the proportion that the ownership interest of each such Partner bears to the aggregate ownership interest of all such Partners) shall be allocated all costs and expenses attributable to the Sole-Risk Facilities after Sole-Risk Payout and all items of income gain, loss, deduction and credit attributable to the Sole-Risk Facilities after Sole-Risk Payout and (2) all cash proceeds attributable to the Sole-Risk Facilities after Sole-Risk Payout shall be distributed to such Sole-Risk Partners and Non-Contributing Partners.

               (g) The Partnership shall be entitled to the first five cents (5(cent)) per mcf of any fees or other payments for gathering services or other services relating to use of the Sole-Risk Facilities, and each agreement relating to use of the Sole-Risk Facilities shall provide for a fee of at least five cents (5(cent)) per mcf.

               (h) The Sole-Risk Facilities shall be part of the Gathering System and shall be managed by the Managing Partner.

               (i) In the event the Sole-Risk Partners elect to obtain any interim or permanent financing for a Sole-Risk Operation, the financing shall be an obligation of the Sole-Risk Partners and, unless the Partners otherwise expressly agree, shall not become at any time an obligation of the Partnership or the Non-Contributing Partners. In addition, at the request of the Sole-Risk

                                       29

        Partners, to secure such financing, the Partnership shall execute such mortgages and other security instruments granting liens and security interests on the assets of the Partnership that constitute the Sole-Risk Facilities if and to the extent that such liens and security interests terminate and shall be released on the occurrence of Sole-Risk Payout.

                (j) With respect to a Sole-Risk Operation, all contracts for the purchase of goods, materials, supplies and services utilized in connection with the construction of the Sole-Risk Facilities must contain a provision that the third-party will have no recourse against the Partnership, the NonContributing Partners and the Managing Partner (unless the Managing Partner is a Sole-Risk Partner) and that the Partnership, the Non-Contributing Partners and the Managing Partner (unless the Managing Partner is a Sole-Risk Partner) shall have no obligations under the contracts. The Sole-Risk Partners shall indemnify, defend and hold harmless the Partnership, the Non-Contributing Partners and the Managing Partner (unless the Managing Partner is a Sole- Risk Partner or is otherwise liable under Section 3.11) from all claims, demands, losses and causes of action attributable to the Sole-Risk Operation.

               (k) All Sole-Risk Facilities shall be constructed, and all Sole-Risk Operations shall be conducted, in accordance with the quality requirements and specifications of this Article 4, 4.8.

               (l) The Managing Partner shall provide to the Partners by the close of each month a statement showing the status of each Sole-Risk Payout as of the end of the previous month.

        4.10   RESTRICTED AREA.

               (a) Notwithstanding the foregoing, to avoid any potential conflicts with the obligations of PDI and its Affiliate with respect to the Restricted Area, except as set forth in Section 4.10(c), neither the Partnership nor PDI or any Affiliate of PDI, shall participate, whether directly or indirectly, in the financing, construction, ownership or operation of (1) any gathering or transportation system that would gather or transport gas directly from any blocks within the Restricted Area, or (2) any gathering or transportation system originating outside the AMI that will interconnect with any gathering system located in the Restricted Area, unless the Management Committee approves of the Partnership undertaking such project. The prohibition in the foregoing sentence shall not apply to pipelines regulated pursuant to the Natural Gas Act of 1938, as amended, or pipelines, no portion of which will

                                       30

        be located within the portion of the AMI, exclusive of the Restricted Area, permitted to be constructed by PDI and its Affiliates under the Main Pass Gathering Company partnership agreement, as presently in effect.

               (b) DIGC and MMBGC, any of their respective subsidiaries (other than the Partnership), any of their respective Affiliates (other than the Partnership), or any person owned by them jointly in any proportion (other than the Partnership) (hereinafter referred to as the "DIGC/MMBGC ENTITY") shall have the right to participate whether directly or indirectly (other than through the Partnership) in the financing, construction, ownership or operation of (1) any gathering system that would gather gas directly from any blocks within the Restricted Area or
        (2) any gathering system originating inside the Restricted Area that would interconnect with the Gathering System.

                (c) If the Management Committee does not approve a Project Plan with a projected in-service date of not later than 180 days after the date of approval for the extension of the DIGS to the vicinity of Viosca Knoll Block 385 on or before November 30, 1996, the prohibition contained in Section 4.10(a), shall no longer apply to PDI and its Affiliates.

               (d) Except for interconnections for gas gathered from the Restricted Area to the Gathering System, neither the DIGC/MMBGC Entity nor any Affiliate thereof shall participate, whether directly or indirectly (other than through the Partnership) in the financing, construction, ownership or operation of (1) any gathering system that would gather gas directly from any blocks within the AMI and (2) any gathering system originating outside the AMI that would interconnect with the Gathering System, unless the Management Committee approves such project. The prohibition in the foregoing sentence shall not apply to pipelines regulated pursuant to the Natural Gas Act of 1938, as amended.

                In the event any Affiliate of the DIGC/MMBGC Entity Disposes of all of its interest in the Partnership or withdraws from the Partnership, it shall continue to be bound by the provisions of this
        Section 4.10(a). In addition, if any member of the DIGC/MMBGC Entity disposes of any of its interest in the DIGC/MMBGC Entity in the Restricted Area, it shall be obligated to obtain an agreement from the transferee in which the transferee assumes and agrees to be bound by the obligations of the transferring person under this Section 4.10.

                                       31

               (e) Notwithstanding any other provision of this Agreement to the contrary, the participation by a DIGC/MMBGC Entity within the Restricted Area shall not be grounds to assert any conflict of interest, breach of fiduciary duty, removal as Managing Partner or Finance Partner, willful misconduct or gross negligence, breach of confidentiality obligations or any other breach of an obligation of such person or an Affiliate of such person under this Agreement and the Partnership and each Partner hereby expressly waives any claims with respect to the foregoing.

               (f) To the extent any claims are asserted against the DIGC/MMBGC Entity or any Partner (other than PDI) with respect to the participation by the DIGC/MMBGC Entity in the Restricted Area by Main Pass Gas Gathering Company or by any partner therein that is based upon PDI being a Partner in the Partnership, the Partnership shall defend, indemnify, hold harmless, release and discharge the DIGC/MMBGC Entity, the Affected Partner (other than PDI) and its Affiliates and their respective officers, directors, agents and employees harmless from and against any and all such claims, losses, liabilities, damages and causes of action, whether based on tort, breach of contract or any other legal theory.

               (g) As used herein "RESTRICTED AREA" shall mean that portion of the Main Pass Area and Viosca Knoll Area as is contained within the area described and outlined on the map attached hereto as EXHIBIT B-2.

                                   ARTICLE 5.
                         CAPITAL CONTRIBUTIONS/FINANCING

        5.1 CAPITAL CONTRIBUTIONS BY DIGC. DIGC has contributed as of February 28, 1996, $244,197, which was used, in part, as follows:

                (a) $11,000 to pay DIGC's 1% share of the amount payable to Tenneco Gas Gathering Company in connection with the Agreement to Assign Permit dated February 10, 1996, among Tenneco Gas Gathering Company, Pipeline & Processing Group, Inc. and the Partnership,

                (b) $41,678 to pay outstanding accounts payable,

                (c) $185,019 to pay 1% of the amount payable to Swiss Bank under the Credit Agreement dated June 15, 1993, as amended, and

                                       32

               (d) $6,500 to pay DIGC's 1% share of the amount payable to Preston A. Price, acting for himself and as attorney in fact in connection with the Assignment of Interests dated February 28, 1996, among Preston A. Price, et al. and the Partnership.

        5.2 CAPITAL CONTRIBUTIONS BY MMBGC. MMBGC has contributed as of February 28, 1996, $78,497,316, which was used, in part, as follows:

               (a) $1,089,000 to pay MMBGC's 99% share of the amount payable to Tenneco Gas Gathering Company in connection with the Agreement to Assign Permit dated February 28, 1996, among Tenneco Gas Gathering Company, Pipeline & Processing Group, Inc. and the Partnership,

               (b)    $4,126,085 to pay outstanding accounts payable,

               (c) $18,316,881 to pay 99% of the amount payable to Swiss Bank under the Credit Agreement dated June 15, 1993, as amended, and

                (d) $643,500 to pay MMBGC's 99% share of the amount payable to Preston A. Price, acting for himself and as attorney in fact in connection with the Assignment of Interests dated February 28, 1996, among Preston A. Price, et al. and the Partnership.

        5.3 OTHER CONTRIBUTIONS. In order to meet the cash requirements of the Partnership in excess of the contributions made pursuant to Sections 5, 5.1 and
5.2 the operating revenues of the Partnership, the Managing Partner with approval of the Management Committee may make cash calls monthly or at less frequent intervals on the Partners for required capital contributions by each of the Partners proportionate to its Ownership Interest. Each cash call made pursuant to this Section 5.3 shall be in writing and shall contain the following information:

                (a) The total amount of contributions requested from all Partners.

               (b) The amount of contribution required from each Partner, including the amount required from the Partner to whom the request is addressed.

                (c) The purpose for which the funds are to be applied in reasonable detail.

                                       33

               (d) The date on which payments of the contributions shall be made by each Partner, which shall be not less than 10 days and not more than 30 days after the date on which the cash call is received by each Partner.

        5.4    FAILURE TO MAKE CONTRIBUTIONS.

               (a) If a Partner shall default in any of its obligations under SECTION to make contributions to the Partnership in accordance with the terms of any call for such contributions, the Managing Partner shall immediately notify each of the Partners (a "DEFAULT NOTICE"). If the contribution has not been made by the defaulting Partner within two business days after the receipt of the Default Notice, the Managing Partner shall again notify each of the Partners. Within five business days after the receipt of the Default Notice, if the default has not been cured by the payment of the contribution and interest thereon (calculated as hereinafter provided) (the "DEFAULT AMOUNT"), each of the non-defaulting Partners may, in its sole discretion, pay to the Managing Partner its portion (based on the ratio that each non-defaulting Partner's Ownership Interest bears to the aggregate Ownership Interests of all non-defaulting Partners participating in such contribution (the non-defaulting Partners that so elect are herein referenced to as the "PARTICIPATING PARTNERS") of the Default Amount.

                (b) During the continuance of any payment default by any Partner, the Partner shall not be entitled to receive any cash distributions and the Participating Partners will share in all cash distributions that otherwise would have been made to the defaulting Partner on a proportionate basis based on the ratio that each Participating Partner's Ownership Interest bears to the aggregate Ownership Interests of all Participating Partners. The defaulting Partner shall not be permitted to be represented on the Management Committee or other committees, and will have its voting rights suspended, but the defaulting Partner shall continue to be liable for its obligations as a Partner under this Agreement. If a defaulting Partner cures its default within the 30-day period described in Section 5.4(.d), by paying to the Partnership the amount of the default and the interest thereon calculated under SECTION less the amount that was distributed to the Participating Partners from the amounts that were otherwise distributable to the defaulting Partner, the amount paid shall be distributed to the Participating Partners pro rata in accordance with their Ownership Interests.

                                       34

               (c) Interest shall accrue on unpaid contributions from the date that the contribution became payable until the contribution is paid at a rate equal to the lesser of 15% per annum or the maximum lawful rate.

                (d) In the event that a defaulting Partner fails to pay to the Partnership any portion of the Default Amount as provided herein on or prior to the 30th day after the due date for the contribution or the Participating Partners have not received from the amounts that were otherwise distributable to the defaulting Partner the Default Amount plus interest thereon as provided herein prior to the 30th day after the due date for the contribution, the Participating Partners may elect to
        (x) continue receiving the benefits of Section 5.4(b) and 5.4(c); or (y) require the Partnership to reduce the Ownership Interest of the defaulting Partner, effective on the 31st day after the due date for the contribution (the "ADJUSTMENT DATE"), to a percentage determined by multiplying the Ownership Interest of the defaulting Partner (as determined on the Adjustment Date) by a number equal to one minus a fraction, the numerator of which is 150% of the Default Amount less the amounts that have been distributed to the Participating Partners prior to the adjustment Date that were otherwise distributable to the defaulting Partner, and the denominator of which is the product of (1) the Ownership Interest of the defaulting Partner (as determined on the Adjustment Date) multiplied by (2) the aggregate amount of the Capital Accounts of all Partners on the Adjustment Date. The adjustment shall apply separately for each default on a cash call. The Ownership Interests of the Participating Partners shall be adjusted upward by the proportion of the amount of the downward adjustment made to the Ownership Interest of the defaulting Partner.

                (e) If the Participating Partners have elected the remedies provided in Section 5.4(d) , the default to which such election is related will be deemed to have been cured and the defaulting Partner will no longer be deemed a non-defaulting Partner for this Section 5.4, except for purposes of SECTION .

               (f) If at anytime or over a course of time, the Ownership Interest of a Partner is reduced by 75% or more as a result of the provisions of this Section 5.4, the defaulting Partner shall not be permitted to be represented on the Management Committee or other committees and will have its voting rights suspended, but the defaulting Partner shall continue to be liable for its obligations as a Partner under this Agreement.

                                       35

               (g) Notwithstanding the foregoing, the remedies provided in
        Section 5.4 are cumulative and are not exclusive, and in the event of a default by a Partner, the Partnership and the Partners shall be entitled to all available legal or equitable remedies.

                                   ARTICLE 6.
                       OPERATING COSTS AND COMPENSATION OF
                     THE MANAGING PARTNER AND OTHER PARTNERS

        6.1    BUDGETS, APPROVALS AND AUTHORIZATIONS.

               (a) The budget previously prepared by DIGC for the balance of 1996 estimating the costs and expenses which will be incurred in connection with the operation and maintenance of the Gathering System ("OPERATING BUDGET") during the balance of the 1996 fiscal year of the Partnership shall be the initial Operating Budget. On or before October 1 of each year thereafter, the Managing Partner shall prepare and submit for approval of the Management Committee an Operating Budget estimating the revenues, costs and expenses which will be received or incurred in connection with the operation and maintenance of the Gathering System during the next succeeding fiscal year. The Operating Budgets shall set forth the estimated costs and expenditures by quarterly periods and shall itemize the costs estimated in the budgets by such individual line items as reasonably requested by the Management Committee. All Operating Budgets shall be updated by the Managing Partner, and the Managing Partner shall furnish a copy of the updated Operating Budget to each Partner, on or before the 10th day of the first month of each Calendar Quarter.

               (b) The Management Committee shall notify the Managing Partner of its approval or disapproval of the Operating Budget within 15 days after receipt of such budget. If the Management Committee notifies or is deemed to have notified the Managing Partner of its disapproval of all or any portion of an Operating Budget, then, until the Management Committee has approved a revised budget, the Managing Partner is authorized to incur (1) costs set forth in any line item approved by the Management Committee and (2) any additional costs in connection with line items that were not approved by the Management Committee up to an aggregate amount of not more than the lesser of (x) 50 percent of the budget that was submitted by the Managing Partner but not approved by the Management Committee, less the amounts set forth in (1) above, and
        (y) the amount of the prior year's budget for such line item. If the Management Committee fails to notify the Managing Partner

                                       36

        in writing of its approval or disapproval of any budget within 15 days after receipt of such budget or revised budget, then the Management Committee shall be deemed to have rejected such budget.

                (c) If, during the period covered by an approved Operating Budget, the Managing Partner determines that an adjustment to the estimated costs set forth in the approved budget is necessary or appropriate, then the Managing Partner shall submit to the Management Committee for approval an adjusted budget setting forth such adjusted or additional line items as are necessary or required. The same procedures set forth in Section 6.1(a) with regard to the approval of annual operating and maintenance budgets shall apply to the approval of any adjusted costs budget, except that the Managing Partner may provide for a period less than 15 days, but not less than five days, in which the Management Committee shall approve or disapprove an adjusted budget, and the Management Committee's approval of an adjusted budget may be oral in order to expedite action, but such approval shall be followed immediately with written approval.

               (d) The Managing Partner is authorized to incur costs in excess of the amount budgeted in an approved budget or adjusted budget, and the Managing Partner is authorized to incur costs in connection with an unbudgeted item; provided that the Managing Partner may not incur such excess or unbudgeted costs in a total amount greater than 15 percent of the total amount set forth in the approved budget or adjusted budget, without the approval of the Management Committee. In addition, if any line item variance from the budgeted amount exceeds an amount equal to the greater of 15 percent of the budgeted cost for that item or $50,000, or if the cost of an unbudgeted item exceeds the lesser of 15 percent of the total applicable budget or $50,000, then the Managing Partner shall advise the Management Committee in the next quarterly budget of any such variance from the approved budget, and the Managing Partner also shall provide the Management Committee with an explanation of the reason for such variance.

        6.2 BUSINESS PLAN. Contemporaneously with the submission by the Managing Partner of the Operating Budget, the Managing Partner shall or shall cause the Managing Partner to submit a business plan for the next fiscal year and subsequent two years that includes anticipated new gathering activity for such years, anticipated revenues for such years, anticipated capital expenditures for such years, anticipated cash calls during such years, and anticipated cash distributions during such years.

                                       37

        6.3 COSTS AND PAYMENT. The Managing Partner shall keep a full and complete account of all costs and expenses incurred by it in connection with the operation and maintenance of the Gathering System in accordance with the procedures attached as EXHIBIT C (the "ACCOUNTING PROCEDURES"). The Partners shall provide funds for all costs incurred in connection with the operation and maintenance of the Gathering System in accordance with Article 5, 5.1 of this Agreement.

        6.4 PARTNERS' COOPERATION. Each Partner shall provide such documentation as is required to perform the accounting set forth in the Accounting Procedures.

        6.5    COMPENSATION OF THE MANAGING PARTNER.

               (a) The Partnership shall reimburse the Managing Partner for (1) wages and benefits of certain employees contracted for use by the Managing Partner in accordance with the Accounting Procedures, (2) for certain employee expenses and transportation of such employees in accordance with the Accounting Procedures, and (3) certain Managing Partner equipment and facilities costs in accordance with the Accounting Procedures.

                (b) The Partnership shall compensate the Managing Partner for any general and administrative costs (including salaries and benefits for office personnel) an amount equal to $55,000 per month beginning July 1, 1996. The reimbursement amount set forth above shall be adjusted each year with the first adjustment occurring effective on April 1, 1997. The adjustments shall be computed by multiplying the rate currently in use by the percentage increase in the average weekly earnings of the Crude Petroleum and Gas Production Workers for the last calendar year compared to the preceding calendar year as shown by the Index of Average Weekly Earnings of Crude Petroleum and Gas Field Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. In addition to the foregoing, the Management Committee may annually revise the fee payable to the Managing Partner pursuant to Section 6.5(b) if the current fee payable is materially disproportionate to the services being rendered by the Managing Partner to the Partnership. The revision shall be effective as of January 1 of the year following the year in which the Management Committee elects to revise the fee. In the event the then acting Managing Partner disagrees with the fee proposed by the Management Committee, the Partnership shall continue to compensate the Managing Partner in an amount equal to the prior fee and the dispute shall be resolved by arbitration as provided in SECTION 15.11. In rendering their decision, the arbitrators shall consider fees being charged by other parties under similar circumstances. The fee awarded

                                       38

        by the arbitrators shall be applied retrospectively to January of the year for which the new fee would have been effective and appropriate payment or reimbursement shall be made by the applicable party.

        To the extent that there is a substantial expansion of the gathering system after the Effective Date, the general and administrative expenses payable to the Managing Partner shall be augmented as determined by the Management Committee to compensate the Managing Partner for the additional general and administrative expenses related to such expansion. In the event the Management Committee and the Managing Partner are unable to agree on the amount of such augmentation, such matters shall be referred to arbitration in accordance with the provisions of SECTION 15.11.

        6.6    COMPENSATION OF THE FINANCE PARTNER.

               (a) The Partnership shall reimburse the Finance Partner for (1) wages and benefits of certain employees contracted for use by the Finance Partner in accordance with the Accounting Procedures, (2) for certain employee expenses and transportation of such employees in accordance with the Accounting Procedures, and (3) certain Finance Partner equipment and facilities costs in accordance with the Accounting Procedures.

               (b) The Partnership shall compensate the Finance Partner for any general and administrative costs (including salaries and benefits for office personnel) an amount equal to $5,000 per month from and after the Effective Date.

                                   ARTICLE 7.
                          ALLOCATIONS AND DISTRIBUTIONS

        7.1    REVENUE DISTRIBUTION.

               (a) The Managing Partner shall deposit, or cause to be deposited, all monies due to the Partnership and payable by third parties in a bank account of the Partnership. Except as otherwise specifically provided in this Agreement or in related agreements associated with the financing of the Partnership, the Finance Partner shall pay, from those monies received, all expenses accrued by the Partnership on a current basis. At least monthly, by the last day of each month (commencing the first month after the receipt by the Partnership of its first revenues), all cash funds of the Partnership, other than funds provided by capital contributions which shall not be distributed, that the Management Committee reasonably determines are not

                                       39

        needed for the payment of current Partnership obligations or significant Partnership expenditures known by the Managing Partner or the Finance Partner to be payable within the next 90-day period shall be distributed to the Partners in proportion to their respective Ownership Interests.

               (b) The distributions provided in this Section are subject to the rights of the non-defaulting Partners under SECTION 5.4 to receive the distributions otherwise payable to a defaulting Partner.

               (c) Notwithstanding the foregoing or any other provision contained in this Agreement, (1) the Partnership may retain such insurance proceeds and other amounts as the Management Committee shall reasonably determine are necessary to pay Partnership liabilities and expenses and to restore, preserve and protect Partnership property upon the occurrence of an accident, catastrophe or similar event or to comply with all applicable environmental laws, ordinances, rules and regulations, and (2) the Partnership may retain amounts, as determined by the Management Committee, for the purpose of creating a reserve from which to pay the remainder of (i) the Partnership's share of the estimated cost of abandoning any facilities owned by the Partnership minus (ii) the Partnership's share of the estimated fair market value of any salvageable materials, supplies, equipment and other personal property or fixtures located on or used in connection with the Partnership's facilities in excess of the Partnership's share of the estimated cost of salvage of such items.

                (d) All Partnership distributions shall be charged to each Partner's Capital Account.

        7.2 INCOME TAX ALLOCATIONS. Subject to any special allocations required by Treasury Regulations Sections 1.704-2(b), 1.704-2(i), and 1.704-2(j)(2)(ii), relating to deductions and gains attributable to Nonrecourse Deductions and Partner Nonrecourse Deductions (as those terms are defined in such Regulations), the Partnership's items of income, gain, loss, deduction, and credit shall be allocated among the Partners in each taxable year (or portion thereof) in the same ratio in which Profits or Losses are allocated as provided below:

               (a) Profits for any taxable year (or portion thereof) shall be allocated in the same ratio as the Partners are entitled to distributions from the Partnership under SECTION 4.9 or 7.1(a) hereof.

                                       40

               (b) Losses for any taxable year (or portion thereof) shall be allocated among the Partners in proportion to their respective Ownership Interests for such taxable year (or portion thereof), except as provided in SECTION 4.9.

               (c) As used herein, "PROFITS" and "LOSSES" mean, for each taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                      (1) Any income of the Partnership that is exempt from
               federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of Profits and Losses shall be added to such income or loss for the purpose of determining Partner Capital Accounts;

                      (2) Any expenditures of the Partnership described in Code
               Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this definition of Profits and Losses, shall be subtracted from such income or loss for the purpose of determining Partner Capital Accounts;

                      (3) In the event the Gross Asset Value of any Partnership
               asset is adjusted as required by the terms of the definition of Gross Asset Value hereof, the amount of such adjusted shall be taken into account in accordance with Regulation Section 1.704-1(b) for the purpose of determining Partner Capital Accounts;

                      (4) Gain or loss resulting from any disposition of
               Partnership assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of in accordance with Regulation Section 1.704-1(b) for the purpose of determining Partner Capital Accounts, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                                          41

                      (5) In lieu of the depreciation, amortization, and other
               cost recovery deductions taken into account in computing such taxable income or loss, for the purpose of determining Partner Capital Accounts there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation herein;

                      (6) Notwithstanding any other provision of this definition of Profits and Losses, any items which are specially allocated pursuant to this SECTION 7.2 shall not be taken into account in computing Profits or Losses but shall be taken into account in computing Partner Capital Accounts.

               (d) As used herein, "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                      (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the other Partners;

                      (2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Partners, as of the following times: (i) the acquisition of any additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership assets as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g); PROVIDED, however, that adjustments pursuant to CLAUSES (I) AND (II) hereof shall be made only with the consent of all the Partners;

                      (3) The Gross Asset Value of any Partnership asset
               distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the Partnership; and

                                       42

                        (4) The Gross Asset Value of Partnership assets shall be
                increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and SECTION 8.3 hereof.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to the provisions of this SECTION 7.2(d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

               (e) As used herein, "DEPRECIATION" means, for each taxable year, or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership.

               (f) All items of income, gain, loss, deduction and credit attributable to any Sole-Risk Operation shall be allocated as provided in SECTION 4.9.

        7.3 CURATIVE AMENDMENT. Notwithstanding any other provision of this Agreement, the allocations shall affect an allocation for federal income tax purposes in a manner consistent with Section 704(b) and the regulations promulgated thereunder. If for any reason the allocations conflict with the regulations under Section 704(b), the Tax Matters Partner may amend these provisions to the extent necessary to reflect allocations consistent with the regulations.

        7.4 SECTION 704(C). In accordance with Internal Revenue Code ss. 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis to the Partnership for federal income tax purposes and its fair market value. The

                                       43

Partners agree to use the traditional method with curative allocations under Regulation Section 1.704-3(c) for this purpose.

        7.5 TRANSFERS. The allocation of items of income, gain, loss, deduction and credit attributable to a partnership interest that is assigned during the year will be done in accordance with Section 706(d). If more than one method is permitted, the Tax Matters Partner can determine the method of allocation, taking into account both the desire to match income and deductions and ease of administration.

                                   ARTICLE 8.
                                   ACCOUNTING

        8.1 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

        8.2 BOOKS OF ACCOUNT. The books of account of the Partnership shall be kept and maintained, so far as is practicable, at the principal place of business of the Finance Partner, or at such other place or places as may be approved by the Management Committee from time to time. The books of account shall be maintained in accordance with generally accepted accounting principles, consistently applied, and shall show all items of investment, income and expense. Each of the Partners shall have reasonable access to the books, records, data and information of the Partnership (including information maintained by the Managing Partner and the Finance Partner) at any time during normal business hours. Monthly statements of income and expense shall be prepared by the Finance Partner and shall be furnished to the Partners along with a statement of cash distributions made in accordance with ARTICLE 7. As soon as practicable, but not later than 90 days following the end of each of the Partnership's fiscal years, the Finance Partner shall cause to be delivered to each Partner such federal, state and local income tax returns and such other accounting tax information and schedules as shall be necessary for the preparation by each Partner of its income tax returns for such fiscal year. As soon as practicable, but not later than 120 days following the end of each of the Partnership's fiscal years, the Finance Partner shall cause to be delivered to each Partner a profit and loss statement, a statement of cash flows for such fiscal year, a balance sheet and a statement of each Partner's capital account as of the end of such fiscal year together with an audit report thereon by a nationally recognized firm of independent certified public accountants selected by the Management Committee.

        8.3 CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established and maintained for each Partner. Each Partner's Capital Account shall be maintained in the following manner:

                                       44

                (a) To each Partner's Capital Account there shall be credited the amount of cash and Gross Asset Value of any asset contributed to the Partnership by such Partner, such Partner's distributive share of Profits, any items in the nature of income or gain which are specially allocated pursuant to SECTION 7.2 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset of the Partnership distributed to such Partner.

              (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership asset distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, any items in the nature of expenses or losses which are specially allocated pursuant to SECTION 7.2, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

               (c) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest in the Partnership.

               (d) In determining the amount of any liability for purposes of this definition of Capital Accounts, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts and allocations are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

        8.4 CAPITAL ACCOUNTS FOR TAX PURPOSES. For income tax purposes, DIGC, MMBGC and PDI agree that the Capital Accounts of the Partners have been restated pursuant to the provisions of SECTION 7.2(d) to reflect the value of the Capital Contributions made by DIGC and MMBGC as of February 28, 1996, and with respect to PDI the portion of such capital contributions to which it succeeds.

        8.5 SURVIVAL OF TAX PROVISIONS. The provisions of this Agreement relating to tax matters shall survive the termination of this Agreement and the termination of any Partner's interest in this Partnership and shall remain binding on the Partner for the period of time

                                       45

necessary to resolve with any federal, state and local tax authorities any tax matter regarding the Partnership.

        8.6 AUDIT. Each Partner shall have the right at any time during and up to 24 months after the close of any fiscal year, but not more than once in any 12 month period, to audit, examine and make copies of or extracts from the books of account or any other records of a Partner, the Managing Partner, the Finance Partner or the Partnership relating to the Partnership pertaining to that fiscal year. Such right may be exercised during normal business hours through any agent or employee of a Partner, the Managing Partner or the Finance Partner designated by the Partner, the Managing Partner or the Finance Partner or by an independent certified public accountant designated by the Partner, the Managing Partner or the Finance Partner. Each Partner, the Managing Partner or the Finance Partner shall bear all expenses incurred in any such examination or audit.

        8.7 ACCOUNTING PROCEDURES. The Partners adopt the Accounting Procedures.

                                   ARTICLE 9.
                            GATHERING SYSTEM CAPACITY

        9.1 PARTNERSHIP OWNED CAPACITY. Nothing in this Agreement shall (a) commit or entitle any Partner or any of its Affiliates to gather gas owned by, or committed to be sold to, such Partner or Affiliate through the Gathering System solely by reason of the Partner being a Partner in the Partnership regardless of the location of such Partner's or Affiliate's owned or controlled gas reserves or the markets to which such gas is to be delivered, or (b) limit the availability of gas gathering service only to those producers which are Partners or Affiliates of Partners. System capacity for gathering shall be made available pursuant to gathering agreements with various producers to be entered into by the Managing Partner on behalf of the Partnership pursuant to terms, conditions and rates set by the Management Committee under SECTION 3.4(___).

                                   ARTICLE 10.
                              TERM AND TERMINATION

        10.1 TERM. The Partnership was formed January 14, 1993, and shall be deemed to be continuing under the terms of this Agreement as of the Effective Date. The Partnership shall continue in existence for a primary term of 30 years from the Effective Date and thereafter for successive periods of one year; provided, that any Partner may elect to dissolve the Partnership and this Agreement as of the end of such 30-year period or as of December 31 of each year after such 30-year period by giving the other Partners written notice of such election not less than one year prior to the date such termination is to take effect.

                                       46

        10.2 VOTE TO DISSOLVE. By Super Majority Approval, the Partners may elect to dissolve the Partnership and terminate this Agreement at any time during the term hereof.

        10.3 OTHER REASONS FOR DISSOLUTION. The Partnership shall automatically and without notice be dissolved upon the happening of any of the following events (unless all of the unaffected Partners waive the events in CLAUSES (A), (B), (C) OR (D) in writing):

               (a) Proceedings shall be commenced by or against any of the Partners (or general partner of a Partner) for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension; and, if such proceedings have been commenced by a person other than a Partner against any Partner (or general partner of a Partner), such proceeding shall not have been dismissed, nullified, stayed or otherwise rendered ineffective (but then only so long as such stay shall continue in force or such ineffectiveness shall continue) within 90 days after such proceedings shall have been commenced.

               (b) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of a Partner (or general partner of a Partner) or of a substantial part of a Partner's property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days, or any substantial part of the property of a Partner (or general partner of a Partner) shall be sequestered or attached and shall not be returned to the possession of such Partner (or general partner of a Partner) or released from such attachment within 90 days thereafter.

               (c) A Partner (or general partner of a Partner) shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due.

               (d) The filing of a certificate of dissolution by a Partner (or general partner of a Partner) under the laws of the State of its incorporation or partnership, or the entering of a final order dissolving any Partner by any court of competent jurisdiction.

               (e) The sale or abandonment of all or substantially all of the Partnership's business and assets.

                                       47

               (f) Any event which shall make it unlawful for the business of the Partnership to be carried on or for the Partners to carry on such business in partnership.

               (g)    A Partner withdraws from the Partnership.

        10.4   WINDING UP.

               (a) Upon a dissolution of the Partnership, the Partners shall undertake the sale or abandonment of all of the Partnership's business and assets, and each Partner shall bear its proportionate share (based on each Partner's Ownership Interest) of all costs and expenses incurred in connection with winding up the Partnership business and with abandonment or sale of the Gathering System. In the event of dissolution, the Managing Partner, or if the Managing Partner caused the dissolution, then whichever Partner chosen by the Management Committee, shall be the liquidator of the Partnership. The Management Committee shall determine, among other things, arrangements with creditors, the extent to which assets should be sold or distributed in kind and the amount of any reserve for contingent liability. After the Partnership shall be dissolved pursuant to the provisions of this ARTICLE 10, the Managing Partner shall continue to exercise the powers vested in it by this Agreement and continue to operate the Gathering System in the normal course to the extent appropriate for the purpose of winding up the business of the Partnership and liquidating the assets thereof in an orderly manner, but the Managing Partner shall engage in no new business on behalf of the Partnership during the period of such winding up.

               (b) After the payment of debts or otherwise providing for the liabilities of the Partnership, the liquidator will distribute any remaining assets of the Partnership as follows:

                      (1) Cash or cash equivalents shall be distributed (i)
               first, to the Partners in proportion to their respective positive Capital Account balances, if any, and (ii) second, to each Partner in proportion to its Ownership Interest.

                      (2) Interests in the Gathering System and other tangible
               assets shall be sold by the liquidator on such terms as are approved by the Management Committee, or if the Management Committee elects not to sell any such assets, or if such sale is not consummated within a period deemed reasonable by the Management Committee,

                                       48

               such assets shall be distributed to each Partner in proportion to its Ownership Interest, and each Partner shall execute an operating agreement governing operation of such assets containing operating and economic terms substantially similar to these contained in this Agreement.

               (c) On liquidation of the Partnership or a Partnership interest within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), each Partner having a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year of the liquidation) shall contribute to the Partnership the amount necessary to restore the deficit balance in such Capital Account to zero in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(3). Such contribution shall be made no later than the end of the taxable year in which the liquidation occurred (or, if later, within 90 days after the date of liquidation). The contribution shall not be used to pay nonrecourse liabilities but shall be used to pay any other Partnership liabilities and then shall be distributed to the other Partners in accordance with the positive balance in such Partners' Capital Accounts.

               (d) No dissolution of the Partnership shall relieve any Partner from any obligation accruing or accrued prior to the date of such dissolution or as a result of such dissolution or deprive any Partner not in default hereunder of any remedy otherwise available to it.

        The term "DISSOLUTION" as used in this Agreement shall mean "an event requiring a winding up" as such terms are used in the Partnership Act.

        10.5 RIGHT TO WITHDRAW. A Partner (herein called a "WITHDRAWING PARTNER") shall have the right to withdraw from the Partnership at any time by giving written notice (herein called "WITHDRAWAL NOTICE") to the other Partners and to the Partnership. In the event of such withdrawal, the Partnership shall retain all contributions theretofore made by the Withdrawing Partner. In addition, such Withdrawing Partner, regardless of the time of the delivery of the Withdrawal Notice shall pay to the Partnership its share of all cost, expense, obligation and liability that (a) were accrued or otherwise attributable to the period prior to the time of the giving of the Withdrawal Notice, (b) were incurred prior to the time of the giving of the Withdrawal Notice regardless of the periods of time to which such cost, expense, obligation and liability relates, including any obligations attributable to the work performed or actions taken or authorized by the Management Committee or the Managing Partner prior to the time of the giving of the Withdrawal Notice, and
(c) are to be incurred by the Partnership as a result of actions taken or authorized by the Management Committee

                                       49

or the Managing Partner prior to the time of the giving of the Withdrawal Notice (the "WITHDRAWING PARTNER OBLIGATIONS"). The Withdrawing Partner shall post a deposit in an amount set by the Management Committee (without the Withdrawing Partner voting thereon) to cover the Withdrawing Partner's share of the estimated future pipeline abandonment costs (including environmental clean-up costs) and Partnership liquidation costs. The deposit will be applied to the Withdrawing Partner's actual share of such costs when they are ultimately incurred with the Withdrawing Partner remaining liable for its share of the ultimate costs if they are greater than the deposit. If the deposit is greater than the Withdrawing Partner's actual share, the difference will be refunded. Withdrawal shall (a) be effective as of the date of giving of the Withdrawal Notice (i.e. latest date received by all Partners and the Partnership), (b) terminate the Withdrawing Partner's status as a Partner, (c) forfeit all voting rights of the Withdrawing Partner in Partnership affairs, (d) terminate all representation of the Withdrawing Partner on the Management Committee and other Partnership committees, and (e) result in a pro rata increase of the remaining Partners' Ownership Interests based on the ratio of their then present Ownership Interests. The non-Withdrawing Partners shall indemnify and hold harmless the Withdrawing Partner, against any costs, expenses, obligations and liabilities of the Partnership that are attributable to periods after the effective date of the withdrawal other than Withdrawing Partner Obligations and demobilization costs and liquidation costs.

        10.6 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this ARTICLE 10, in the event the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) but no actual liquidation has occurred, the property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts, and if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the Partners shall be deemed to have recontributed the property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

                                   ARTICLE 11.
                       OPTION AND PRIOR RIGHT TO PURCHASE.

        11.1   DISPOSITIONS.

                                       50

                (a) Each Partner agrees that it shall not sell, transfer, assign or in any way alienate all or any portion of its Ownership Interest in the Partnership or any right or interest therein, whether voluntarily or by operation of law, or by gift, merger, consolidation, a Change of Control (which with respect to DIGC shall mean a Change of Control as defined in SECTION 3.7 (b)(z)) or otherwise, (hereinafter referred to as "DISPOSE" or a "DISPOSITION"), except for a Disposition which complies with the requirements of this SECTION 11.1.

                (b) Subject to the express provisions of SECTION 11.1 below excepting certain Dispositions, should any Partner decide to Dispose of any portion of its Ownership Interest in the Partnership directly or indirectly, such Partner (the "SELLING PARTNER") shall first give written notice to the other Partners (the "NON-SELLING PARTNERS") of its intent to Dispose of its interest and of the quantum interest be Disposed. Each of the Non-Selling Partners shall have the right to make an offer in writing to purchase the Ownership Interest offered to be Disposed. Each Non-Selling Partner shall have the right to make an offer for a portion of the Ownership Interest offered to be Disposed in proportion that its Ownership Interest bears to the Ownership Interest of all of the Non-Selling Partners who elect to make such offer. Such offer must be made on or before 15 days after the date of receipt of notification of intent to transfer by the Selling Partner. The Selling Partner may, in its sole discretion, elect to either accept or reject any such offer by notifying the Non-Selling Partner of its election writing on or before 15 days of its receipt of the written offer. If the Selling Partner accepts the offer of one or more Non-Selling Partners, the Non-Selling Partners whose offer have been accepted shall have 45 days from receipt of notification of acceptance to complete their respective purchases. Should the Selling Partner reject an offer of a Non-Selling Partner or not receive timely an offer from a Non- Selling Partner, the Selling Partner shall have the right for a period of 180 days following the expiration of the 15 day period referred to above, to Dispose to a third party of that portion of its Ownership Interest covered by such offer subject, however, in the case in which an offer had been made by a Non-selling Partner, to a minimum price requirement equivalent to the rejected offer of the Non-Selling Partners.

                (c) The provisions of this SECTION 11.1shall not apply to (1) a sale or transfer to an Affiliate, nor (2) a sale or transfer to a publicly traded entity formed for the purpose of acquiring such interest.

                                       51

               (d) In cases where all or a portion of the consideration to be received in connection with a Disposition is other than cash, (including property, note, defined cash payment or other non-cash assets), the cash value of that consideration shall be determined: (1) by mutual agreement of the Partners involved in the transaction or (2) failing such mutual agreement, within three (3) business days following receipt by the Non-Selling Partner who previously made an offer from the Selling Partner that it desires such determination to be made by independent appraisal (to be obtained at the sole cost of the Selling Partner), by a qualified independent appraiser selected by mutual agreement of the Partners involved in the transaction, or (3) failing mutual agreement for the selection of an independent appraiser within three (3) business days after the receipt of the notice by the Non-Selling Partner, by independent appraisal (obtained at the sole cost of the Selling Partner) by a qualified appraiser selected by the Chief Judge of the United States District Court for the Southern District of Texas, or in the event such judge disqualifies himself or herself, the most senior judge of such court who does not disqualify himself or herself.

                (e) Any Disposition other than those referenced in SECTION 3.8(b), 11.1(b) shall require Majority Approval, excluding the vote of the Selling Partner. Such Majority Approval shall not be unreasonably withheld. A Selling Partner shall request the Non-Selling Partners in writing to approve such Disposition. Within five (5) business days after receipt of such notice by each Non-Selling Partner, such Non-Selling Partner shall notify the Selling Partner in writing whether or not it approves such Disposition. Failure by a Non-Selling Partner to timely notify the Selling Partner shall be deemed approval of the Disposition. If any Partner elects to not approve such Disposition, it shall specify the reasonable grounds upon which it is objecting to such Disposition. Failure to specify such grounds shall be deemed an election by such Partner to approve the Disposition.

        11.2.  TAKE ALONG RIGHTS.

               (a) Prior to MMBGC Payout, if MMBGC proposes to convey or transfer all of its interest in the Partnership, directly or indirectly through a sale of MMBGC or otherwise, to any person or entity other than
        (1) a Partner or (2) an affiliate or subsidiary of any Partner (including an affiliate or subsidiary of MMBGC) (a "PROPOSED PURCHASER"), DIGC shall have the right, but not the obligation, to require that the Proposed Purchaser purchase all of DIGC's interest in the Partnership at the same price and on the same terms and conditions as those that have been negotiated by MMBGC. Any binding

                                       52

        agreement entered into by MMBGC with a Proposed Purchaser shall provide for the right of DIGC to convey all of its interest in the Partnership to the Proposed Purchaser as provided herein. Upon execution of a binding agreement with a Proposed Purchaser, MMBGC shall notify DIGC in writing that they have elected to convey all of their interests in the Partnership, together with a copy of the agreement with the Proposed Purchaser. DIGC shall, not later than ten (10) days after receipt of such notice, notify MMBGC in writing whether it elects to convey all of its interest in the Partnership. Failure to notify MMBGC as provided herein shall constitute an election by DIGC not to convey its interest in the Partnership.

               (b) Prior to PDI Payout, if PDI proposes to convey or transfer all of its interest in the Partnership, directly or indirectly through a sale of PDI or otherwise, to any person or entity other than (1) a Partner or (2) an affiliate or subsidiary of any Partner (including an affiliate or subsidiary of PDI) (a "PROPOSED PURCHASER"), DIGC shall have the right, but not the obligation, to require that the Proposed Purchaser purchase all of DIGC's interest in the Partnership at the same price and on the same terms and conditions as those that have been negotiated by PDI. Any binding agreement entered into by PDI with a Proposed Purchaser shall provide for the right of DIGC to convey all of its interest in the Partnership to the Proposed Purchaser as provided herein. Upon execution of a binding agreement with a Proposed Purchaser, PDI shall notify DIGC in writing that they have elected to convey all of their interests in the Partnership, together with a copy of the agreement with the Proposed Purchaser. DIGC shall, not later than ten
        (10) days after receipt of such notice, notify PDI in writing whether it elects to convey all of its interest in the Partnership. Failure to notify PDI as provided herein shall constitute an election by DIGC not to convey its interest in the Partnership.

        11.3 OTHER SALES OF AN INTEREST. In the event of the election by a Partner or Partners to dissolve the Partnership under SECTION 10.1 or SECTION 10.2, the remaining Partners, notwithstanding anything to the contrary in
ARTICLE 10 hereof, shall have the option and prior right to purchase the Ownership Interest of the Partner or Partners that caused or voted in favor of the dissolution and to continue the Partnership by such a purchase. The interest of the dissolving Partner or Partners may be acquired by the other Partners in the same ratio as determined for purchasing Partners under SECTION 11.1. On the exercise of the option and prior right to purchase under this Section, the remaining Partners who so elect to purchase shall pay the dissolving Partner or Partners the net book value of such Partner or Partners' Ownership Interests as shown on the next preceding annual financial statements prepared and delivered pursuant to this Agreement, adjusted to the closing date of the purchase. The sale of a dissolving Partner's Ownership Interest

                                       53

shall be upon special warranty, and the purchase price shall be paid in cash at closing on or before the expiration of 60 days from the receipt of notice of exercise of the option and prior right. Upon a purchase by the remaining Partners, the dissolving Partner shall be held harmless from liability for the future obligations of the Partnership business, and the ownership of the Partnership, allocation of profits and losses, and the capital accounts shall be adjusted accordingly to reflect the purchase.

                                   ARTICLE 12.
                                      TAXES

        12.1   TAXES.

               (a) The Finance Partner shall cause to be paid all valid applicable taxes and fees, other than local, state and federal income taxes, levied upon the Partnership or in connection with its operations, including but not limited to sales, use, excise and property taxes. To the extent not paid from Partnership funds, either the Managing Partner or the Finance Partner may make cash calls on each Partner for its proportionate share of all such payments. The Finance Partner shall render for ad valorem taxation all property subject to this Agreement which by law should be rendered for such taxes and pay all such taxes assessed thereon before they become delinquent. If any tax assessment is considered unreasonable by the Finance Partner, it may at its discretion protest such valuation or make payment under protest within the time and manner prescribed by law, and it may at its discretion prosecute, or not prosecute, the protest to a final determination. When any such protested valuation or payment shall have been finally determined, the Finance Partner shall pay from Partnership funds the assessment on the Partnership, if any such remains unpaid, together with costs of protest or prosecution and any interest and penalty accrued.

               (b) The Partners intend that the Partnership shall be treated as a "partnership" for income tax purposes, and the Partners agree to take all actions, including the amendment of this Agreement and the execution of such other documents as may be required to qualify for and receive such tax treatment. The Finance Partner shall be the Tax Matters Partner of the Partnership as described in ss.6231(a)(7) of the Internal Revenue Code of 1986 (the "CODE") ("TAX MATTERS PARTNER"). The Tax Matters Partner shall prepare and file all federal, state and municipal income tax returns to be filed on behalf of the Partnership on an accrual basis. The Tax Matters Partner shall inform all Partners of all matters which may come to its attention in its capacity as Tax Matters Partner by giving them notice thereof within 15 days

                                          54

        after becoming so informed. All Partnership elections for federal and state tax purposes shall be determined by the Tax Matters Partner. All Partners shall be entitled to participate in any IRS proceedings at their expense. The Tax Matters Partner on behalf of the Partnership shall make the election under Section 754 of the Code. The affairs of the Partners and the Partnership with regard to Federal income taxes shall be subject to the terms and conditions of EXHIBIT D attached hereto.

                                   ARTICLE 13.
                              INSURANCE AND LOSSES

        13.1 INSURANCE. The Finance Partner shall obtain and maintain for the protection and benefit of the Partnership and itself the following minimum insurance coverage:

               (a) Worker's Compensation Insurance to cover the Managing Partner's employees performing services for DIGC in accordance with the requirements of the laws of the State of Alabama or other applicable state and Employer's Liability Insurance with limits of not less than $1,000,000 aggregate for each accident and $1,000,000 aggregate for each disease. The Finance Partner or its parent, subsidiary or other affiliated companies shall diligently proceed to acquire Worker's Compensation Insurance and Employer's Liability Insurance that permit endorsement of such policies to include alternate employer/borrowed servant coverage and shall provide such endorsement to the Partners. Such policy shall be endorsed to provide all coverage applicable to persons working offshore.

               (b) Broad Form Comprehensive General Liability Insurance with limits of not less than $5,000,000 combined single limit for personal injury and property damage, endorsed to provide contractual liability, completed operations, explosion, collapse and underground damage hazards.

               (c) Automobile Public Liability Insurance with limits of $1,000,000 combined single limit for personal injury and property damage.

               (d) Property casualty insurance for equipment with limits of not less than market value of the insured equipment.

        Each policy of insurance obtained pursuant to the provisions of SECTIONS 13.1(a), 13.1(b), 13.1(c), AND 13.1(d) of this Section shall provide by endorsement or otherwise that the provisions of the policy are extended to cover the interests of the parties hereto. Each policy of insurance pursuant to the provisions of SECTIONS 13.1(a), 13.1(b), 13.1(c), AND 13.1(d)

                                       55

AND shall contain an endorsement providing that insurance carriers shall have no right of subrogation against the Partners, their respective parents, subsidiaries, and affiliated companies and shall name the Managing Partner and the Partners and their respective parents, subsidiaries and affiliated companies as additional insureds. In the event that the Managing Partner contracts with a third party for the provision of any service or services for the Partnership, that third party shall be required to carry insurance with subrogation waivers equal to or in excess of the requirements herein and shall be required to contractually indemnify and hold harmless the Partnership from tort liability arising from its performance and the negligence of the Partners, Partnership and their respective parents, subsidiaries and affiliated companies and on all policies name the Managing Partner and the Partners and their respective parents, subsidiaries and affiliated companies as additional insureds. The Finance Partner shall furnish to the Partners a certificate covering each policy of insurance obtained pursuant to this Section. The Managing Partner may settle or defend any insured or uninsured claims on behalf of the Partnership subject to the monetary limits in ARTICLE 3 or, if applicable, subject to approval of the Management Committee.

        13.2 COST OF INSURANCE. The Finance Partner shall submit a statement to the Partnership of insurance premium costs and expenses associated with the insurance policies provided hereunder. The Partnership shall promptly reimburse the Finance Partner for such costs and expenses.

        13.3 INDEMNIFICATION OF PARTNERS. Except as provided in SECTION 15.12,(1) all liability, loss, damage, claim or expense for which the Partnership is responsible and not covered by insurance or in excess of insurance actually carried shall be borne by the Partners proportionately based on their Ownership Interests, and (2) the Partnership shall indemnify and hold harmless each Partner against any claim made against any of them by a third party alleging liability while acting on behalf of the Partnership in accordance with this agreement or based on the Partner's status as a Partner, together with the costs reasonably incurred for the defense of such claim, except with respect to such claims that arise from gross negligence or willful misconduct. The indemnified party shall be indemnified and reimbursed first from the assets of the Partnership. In the event that the amount of such indemnity or reimbursement exceeds the amount available from the assets of the Partnership, each Partner shall severally contribute its proportionate share of the excess based on its Ownership Interest.

        13.4 LOSS OF OR DAMAGE TO PARTNERSHIP PROPERTY. The Partners shall be responsible in proportion to their respective Ownership Interests for any uninsured casualty loss of or damage to Partnership property, unless such loss or damage is caused by the gross negligence or willful misconduct of a Partner who will be totally liable therefor.

                                       56

                                   ARTICLE 14.
                     INVOLUNTARY DISSOLUTION AND CONTINUANCE

        14.1 CONTINUANCE OF RELATIONSHIP. It is understood and agreed by each of the Partners that the relationship among them shall be a Partnership until such relationship is either specifically terminated by the written consent of all of the Partners or by one of the provisions hereof. If, notwithstanding such understanding and agreement, the Partnership may be deemed terminated or dissolved by operation of law, each of the Partners hereby covenants and agrees that:

               (a) The business and affairs of the Partnership shall continue without interruption and be carried out by a new partnership upon the approval of a majority of the Partners (the "SUCCESSOR PARTNERSHIP").

               (b) The Partners of the Successor Partnership shall be the Parties who were Partners hereunder at the time of such termination or dissolution, and the Successor Partnership and the Partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the Partnership.

               (c) Each of the Partners shall execute such further agreements including notes, notations and accommodations as may be necessary to continue the business of the Partnership and to protect and perfect any lien or security interest granted by the Partnership.

               (d) Notwithstanding the foregoing, if for any reason the business and affairs of the Partnership cannot be carried out as a Successor Partnership and any Partner determines to proceed with the business of the Partnership, then the other Partners at the time of dissolution shall be entitled to join with such Partner in such other entity or entities as may be used to own and operate the Gathering System, to the same extent and on a similar basis as provided in this Agreement, taking full account of the respective capital contributions theretofore made by such partners to the Partnership.

                                   ARTICLE 15.
                                  MISCELLANEOUS

        15.1 LAWS AND REGULATIONS. This Agreement and all operations hereunder shall be subject to all valid and applicable federal and state laws and to the valid and applicable orders, laws, rules and regulations of any state or federal authority having jurisdiction, but

                                       57

nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule or regulation in any forum having jurisdiction in the premises.

        15.2 CONTROLLING LAW. THIS AGREEMENT SHALL BE GOVERNED, INTERPRETED AND CONSTRUED UNDER THE STATUTORY AND COMMON LAW OF THE STATE OF
TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        15.3 FORCE MAJEURE. Performance, other than to make payments due, under this Agreement by any party shall be excused in the event such performance is prevented by war, blockades, insurrection, strikes or differences with workers, riots, disorders, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, blowouts, explosions, breakage or accident to machinery or lines of pipe, acts of God or of the public enemy, acts of governmental authorities, state and federal regulations, inability or delay in obtaining rights-of-way, permits, easements or material and, without limitation by enumeration, any other cause or happening whether of the kind enumerated herein or otherwise not reasonably within the control of such party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further, that no party shall be required against its will to adjust any labor dispute.

        15.4 NOTICES. Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given on the date of receipt if delivered personally or by mail or fax with all postage and charges prepaid to the Managing Partner or Partner affected by such notice at the place designated. Routine communications, including monthly statements and payments, shall be considered as duly delivered when deposited in the U.S. mail, first class, postage prepaid. Non-routine communications shall be deemed received on the actual date of receipt by the addressee. Normal operating instructions can be made by telephone. Unless changed by notice in writing to the Managing Partner, the Finance Partner and all Partners, the addresses of the parties are as follows:

               MMBGC:   MCNIC Mobile Bay Gathering Company
                      c/o Pipeline & Processing Group, Inc.
                          150 W. Jefferson, Suite 1700
                             Detroit, Michigan 48226

               DIGC:   Dauphin Island Gathering Company, L.P.
                      1400 Woodloch Forest Drive, Suite 200
                           The Woodlands, Texas 77380

               PDI:          PanEnergy Dauphin Island Company.

                                       58

                             5718 Westheimer, Suite 2000
                             Houston, Texas 77057

        Partnership:  Dauphin Island Gathering Partners
                   c/o Dauphin Island Gathering Company, L.P.
                      1400 Woodloch Forest Drive, Suite 200
                           The Woodlands, Texas 77380

A copy of all notices given to a Partner, the Managing Partner or the Finance Partner shall also be given to the Partnership at its address as set by the Management Committee from time to time.

        15.5 CONFIDENTIALITY. The Partners (including Withdrawing Partners) shall ensure that any information regarding the business, assets, customers, processes and methods of the Partnership or the other Partners that it may learn in the course of negotiations for or performance under this Agreement (a) is treated by it in strict confidence, (b) is not disclosed in any manner to any Person other than an Affiliate or a Partner a lender to or an accountant, attorney or representative of such Partner or Affiliate who needs to know such information, or as may be required by law or for tax purposes, and (c) is not used by such Partner or any of its Affiliates for any purpose other than for the exclusive benefit of the Partnership or to comply with law, tax purposes or legal process. In addition, such information may be disclosed by a Partner to a person only if and to the extent that such information (a) is known to such person prior to learning of it from the Partner; (b) is obtained, whether directly or indirectly, by such person from a source other than such Partner (or any of its Affiliates) that (1) did not require such person to hold such secrets or information in confidence and (2) did not limit or restrict such person's use thereof, (c) is disclosed for legal, regulatory or tax purposes; or (d) becomes public knowledge otherwise than through the Partner (or any of its Affiliates) seeking to use or disclose such information. Notwithstanding the foregoing, (1) no Partner shall disclose any information if such disclosure would cause a breach of, or violate the terms of, any gathering agreement to which the Partnership is subject and (2) no Partner shall disclose to its Affiliates any information related to scheduling and nominations of gas gathered by the Partnership.

        A disclosure by a Partner to its employee who is also an employee of an Affiliate of such Partner or who performs services for an Affiliate of such Partner shall not violate the provisions of this SECTION 15.5, provided the information so disclosed is not used for any purpose other than the exclusive benefit of the Partnership, or to comply with law, tax purposes or legal process.

                                       59

        15.6 INURING CLAUSE. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

        15.7 DEFAULT. No waiver of any default shall be construed as a waiver of any future default, whether of a like or of a different nature.

        15.8 PARTITION OF PARTNERSHIP. Each Partner hereby expressly waives any right to bring any action for an involuntary partition of the Partnership or its assets.

        15.9 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

        15.10 LIMITATION ON AUTHORITY. Neither the Managing Partner, the Finance Partner nor any of the Partners shall have authority to take any action inconsistent with the terms of this Agreement. Except as authorized by this Agreement, no Partner shall act as the agent of the Partnership without express written authorization to act as the agent with respect to the particular matter involved. Such authorization shall be obtained from the Management Committee or, to the extent authorized by this Agreement, from the Managing Partner.

        15.11 ARBITRATION.

               (a) On the request of any Partner, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto and pertaining to the interpretation of or breach of this Agreement (a "DISPUTE") shall be resolved by binding arbitration in accordance with the terms hereof. Any Partner may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

               (b) Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this SECTION , the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

               (c) Any arbitration shall be conducted before one arbitrator. The arbitrator shall be an individual who is knowledgeable in the subject matter of the Dispute selected by agreement between the Partners. If the Partners cannot agree on an arbitrator within 30 days after the request for an

                                       60

        arbitration, then any Partner may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

               (d) To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing Partners. Each Partner agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

               (e) All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by the Partners according to their Ownership Interests unless otherwise awarded by the arbitrator.

        15.12 REPRESENTATION OF PARTNERS. Each Partner represents and warrants to each other Partner and to the Partnership that:

               (a) In cases of a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation or in a case of a partnership, it is a partnership duly organized and validly existing under the laws of the State of its organization.

               (b) The execution and delivery of this Agreement have been, and the performance of this Agreement shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite corporate or partnership action on its part.

               (c) It has full power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement;

               (d) This agreement has been duly executed and delivered on behalf of it and constitutes the legal, valid and binding obligation of such Partner

                                          61

        enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, or the similar laws affecting the rights of creditors, generally, or equitable principles.

               (e) The execution and delivery of this Agreement by such Partner does not, and its performance of this Agreement, and ownership of its Ownership Interest shall not, (1) violate or be in conflict with, or require the consent of any person or entity under, any provision of such Partner's governing documents, (2) conflict with, result in a breach of, or constitute a default (or an event of that with a lapse of time or notice, or both, would constitute a default) under any agreement or instrument to which such Partner is a party or is bound or otherwise subject to; or (3) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to such Partner; and

               (f) That such Partner has not and shall not at any time disclose to the Partnership or the other parties any information that such Partner is prohibited or restricted from disclosing.

        Each Partner shall be responsible for, shall pay on a current basis, shall indemnify, save, hold harmless, discharge and release the Partnership and the other Partners, their respective Affiliates and its and their respective successors and permitted assigns, and all of their respective stockholders, directors, officers, employees, agents and representatives (the "INDEMNIFIED PARTIES") from and against any and all claims, demands, suits, actions, proceedings, payments, charges, judgments, assessments, liabilities, damages, penalties, fines or costs and expenses suffered, paid or incurred by the party seeking indemnification, including any legal or other expenses reasonably incurred in connection therewith, arising from, based upon, related to or associated with any breach of a representation and/or warranty made by such Partner in this Agreement.

        15.13 SEVERABILITY. If and to the extent that any court or governmental agency of competent jurisdiction holds any part or provision of this Agreement to be invalid or unenforceable, the Partners shall agree upon an equitable adjustment of the provisions of this Agreement with a view toward effecting its purpose. Such holding shall in no way affect the validity or effectiveness of the other provisions of this Agreement, which shall remain in full force and effect.

        15.14 REMEDIES. All rights and remedies under this Agreement are cumulative and in addition to other rights or remedies under this Agreement or any applicable law.

                                       62

        15.15 EXHIBITS. Each exhibit referred to in this Agreement is incorporated in this Agreement by reference. All obligations of any party under any such exhibit shall be considered to be obligations under this Agreement.

        15.16 SPECIAL AND CONSEQUENTIAL DAMAGES. Neither the Partners, the Managing Partner, the Finance Partner, the Partnership, nor the members of the Management Committee or any subcommittee thereof shall be liable to the other for any exemplary or punitive damages or for loss of profits, consequential losses or business loss, injury or damage arising in connection with the Gathering System or this Agreement.

        15.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        15.18 ENTIRE AGREEMENT. This Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof.

                                       63

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    MCNIC MOBILE BAY GATHERING COMPANY

                                    By: /s/ JOSEPH L. ROBERTS
                                            Joseph L. Roberts
                                 Vice President


                            DAUPHIN ISLAND GATHERING
                                    COMPANY, L.P., by its general partner, OEDC, INC.

                                    By: /s/ DOUGLAS H. KIESEWETTER
                                            Douglas H. Kiesewetter
                                 Vice President


                                    PANENERGY DAUPHIN ISLAND COMPANY

                                    By: /s/ BRAD D. REESE
                                            Brad D. Reese
                                 Vice President


                                       64

                                    CONTRACTS

        1. Gathering Agreement dated January 8, 1993, between BP Exploration & Oil, Inc. and DIGP, as amended by Agreement dated July 2, 1993.

        2.Gathering Agreement dated June 30, 1993, between South Dauphin
               Partners, Ltd. and DIGP as amended by the First Amendment to Gas Gathering Agreement dated January 10, 1994, the Second Amendment to Gas Gathering Agreement dated March 28, 1994, and the Third Amendment to Gas Gathering Agreement dated August 19,
               1994.

        3.Gathering Agreement dated September 22, 1993, between Enron Oil & Gas
               Company and DIGP.

        4.Gathering Agreement dated August 25, 1993, between Santa Fe Minerals,
               Inc. and DIGP, as amended by the First Amendment dated
               December 1, 1995, between Chieftain International (U.S.) Inc. and DIGP.

        5.Gathering Agreement dated July 29, 1994, between Santa Fe Energy
               Resources, Inc. and DIGP.

        6.Gathering Agreement dated August 19, 1994, between SCANA Hydrocarbons,
               Inc., SCANA Petroleum Resources, Inc. and DIGP (MO90, 91, 822, 865 and 866).

        7.Gathering Agreement dated August 19, 1994, between SCANA
               Hydrocarbons, Inc., SCANA Petroleum Resources, Inc. and DIGP (MO959/960).

        8.Gathering Agreement dated August 19, 1994, between OEDC Exploration
               & Production, L.P. and DIGP.

        9.Gathering Agreement dated June 1, 1994, between Excel Resources, Inc.
               and DIGP.

        10.Gathering Agreement dated July 20, 1995, between Legacy Resources
               Company and DIGP.

                                       65


        11.Natural Gas Gathering Agreement dated October 15, 1993, between
               Tenneco Gas, Inc. and Chevron U.S.A. Inc., as amended effective February 1, 1996.

        12.Natural Gas Gathering Agreement dated October 15, 1993, between
               Tenneco Gas, Inc. and Union Oil Company of California.

        13.Natural Gas Gathering Agreement dated October 15, 1993, between
               Tenneco Gas, Inc. and Bechtel Energy Partners Ltd.

        14.M0916 Area Project Agreement dated October 15, 1993, between
              Tenneco Gas, Inc. and Bechtel Energy Partners Ltd., Chevron U.S.A. Inc. and Union Oil Company of California.

        15.Platform Space Agreement (Mobile 916A Platform) dated October 15,
               1993, between Tenneco Gas, Inc. and Bechtel Energy Partners Ltd., Chevron U.S.A. Inc. and Union Oil Company of California.

        16.Assignment of Contract Rights and Bill of Sale dated April 18, 1994, from Tenneco Gas, Inc. and Tenneco Mobile Bay Gathering Company to DIGP.

        17.Consent to Assignment dated March 23, 1994, from Chevron USA, Inc.,
               Union Oil Company of California and Bechtel Energy Partners, Ltd.

        18.Consent and Agreement dated April 19, 1994, by and among DIGP,
               Chevron USA, Inc., Union Oil Company of California, Bechtel Energy Partners, Ltd. and Swiss Bank Corporation.

        19.Assignment and Agreement with Respect to Platform Rights dated August
               19, 1994, among South Dauphin Partners, Ltd., DIGP and SCANA Petroleum Resources, Inc.

        20.Lateral Line Interconnect, Reimbursement and Operating Agreement dated April 9, 1993, between Transcontinental Gas Pipe Line Corp. and DIGP.

        21.Lateral Line Interconnect, Reimbursement and Operating Agreement dated March 18, 1993, between Gateway Pipeline Co. and DIGP.

                                       66

        22.Operational Balancing Agreement dated May 23, 1993, by and between
               DIGP and Gateway Pipeline Company.

        23.Agreement dated October 20, 1992, between Mobil Oil Exploration &
               Producing Southeast, Inc. and Dauphin Island Gathering Company, L.P. regarding a wetlands mitigation plan.

        24.Agreement No. 881 dated February 22, 1993, between Dauphin Island
               Gathering Partners and Torch, Inc. and the letter agreement dated January 7, 1994, between DIGP and Torch, Inc.

        25.Assignment of Gathering System and Bill of Sale dated January 14,
               1993, from Dauphin Island Gathering Company, L.P. to DIGP.

        26.Construction Agreement dated November 8, 1991, between Flash Gas &
               Oil Southwest, Inc., Offshore Energy Development Corporation (predecessors in interest to DIGC) and BP Exploration, Inc., as amended by the Letter of Understanding dated January 14, 1993, for the construction of a twelve inch gas pipeline in Mobile Bay.

        27.Contribution Agreement dated March 25, 1994, among EGGI, Seller and
               TMBGC, as amended by the First Amendment to Contribution Agreement dated as of December 31, 1994, among EGGI, Seller and TMBGC.

        28.Letter Agreement dated May 19, 1994, among EGGI, TMBGC and Seller regarding the ownership by Tenneco Gas Production Company of an interest of a gathering line in Mobile Bay.

        29.Waiver Letter dated January 31, 1996, among EGGI, TMBGC and Seller regarding the waiver of SECTION obligations under the Partnership Agreement.

        30.Agreement of Confidentiality and Exclusivity dated February 28, 1996, among Enron Gas Gathering, Inc. ("EGGI") and DIGP.

        31.Agreement of Confidentiality and Exclusivity dated February 28, 1996, among Tennessee Gas Pipeline Company ("TGPC") and DIGP.

                                       67

        32.Certificate of DIGP and MCNIC Mobile Bay Gathering Company ("MMBGC") dated February 28, 1996, regarding execution of Second Amended and Restated Partnership Agreement for DIGP.

        33.Agreement to Assign Permit dated February 28, 1996, among MMBGC,
               Tenneco Gas Gathering Company and DIGP.

        34.Transition Agreement dated February 28, 1996, among TGPC and DIGP regarding performance of gas control services.

        35.Distribution and Assumption Agreement dated February 28, 1996, among
               DIGP, EGGI, TGPC, TMBGC and Dauphin Island Gathering Company, L.P. regarding the Torch Arbitration.

                                       68

                               PERMITS/AGREEMENTS

PERMIT/AGREEMENT                                            GRANTED BY

ROW Transco Agreements dated 4/20/93      Transcontinental Gas Pipeline Corp.

ALNWP93-00423-F dated 2/24/93             C.O.E.

AL91-00326-F                              C.O.E.

AL92-00253-F/COE-92-50                    C.O.E./Alabama Department of
                                          Environmental Management ("ADEM")

AL91-00982-F                              C.O.E.

AL92-02139-F                              C.O.E.

AL92-02139-F/COE-92-88                    C.O.E./ADEM

AL91-00253-F                              C.O.E.

AL93-01470-F                              C.O.E.

NPDES ALG 670004                          ADEM

NPDES ALG 610000                          ADEM

R.O.W. Contract 93-49-002                 Alabama Department of
                                          Conservation and Natural
                                          Resources

R.O.W. Contract 93-49-005                 Alabama Department of
                                          Conservation and Natural
                                          Resources

R.O.W. Contract 92-49-001                 Alabama Department of
                                          Conservation and Natural
                                          Resources

R.O.W. Contract 92-49-002                 Alabama Department of
                                          Conservation and Natural
                                          Resources

9-1-2848M                                 Alabama Highway Department

Alabama Power Co. Easement Agreement      U.S. Department of the Interior
dated 3/1/93

MMS Pipeline Seg. 9644, Dated 7/15/92     U.S. Department of the Interior
(Construction)

MMS Pipeline Seg. 9943, Dated 4/12/92     U.S. Department of the Interior
(Operation)

R.O.W. Agreement, Dated 10/20/92          Mobil Oil Exploration &
                                          Producing Southeast, Inc.


R.O.W. Wetlands Agreement, dated          Mobil Oil Exploration &
                                          Producing South-
10/20/92                                  east, Inc.

R.O.W. Agreement, Dated 11/22/91          Atlantic Richfield Company

R.O.W. Agreement, Dated as Amended,       West Dauphin Limited Partnership
11/15/91

NPDES ALG 28001 dated 6/29/94             ADEM

AL 93-02930-F, dated 7/6/94               C.O.E./ADEM
C.O.E.-94-010, dated 4/20/94
Mobil Block 822

MMS Segment 10094, dated 3/9/94           MMS
Mobile Block 822

MMS Segment 10098, dated 3/9/94           MMS
Mobile Block 822

SPROW Contract No. 94-49-021, dated       Alabama department of Conservation &
5/21/94 in coordination with AL93-02930-  Natural Resources
F
Alabama Offshore Tract 73

SPROW Contract No. 94-49-022, dated       Alabama Department of Conservation &
5/29/94 in coordination with AL 93-       Natural Resources
02930-F
Alabama Offshore Tract 73

SPROW Contract No. 94-49-023, dated       Alabama Department of Conservation &
5/19/94 in coordination with              Natural Resources
AL93=02930-F
Alabama Offshore Tracts 91 and IIO

SPROW Contract No. 94-49-024, dated       Alabama Department of Conservation &
5/19/94 in coordination with AL93-02930-  Natural Resources
F
Alabama Offshore Tracts 91 and I I O

AL93-02925-F and AL93-02928F dated        C.O.E./ADEM
5/11/95 / COE-94-024 dated 4/28/94
Mobile 914 to Mobile 822

MMS Segment 10097 dated 3/9/94            MMS
Mobile 914, 870 to Mobile 822


AL93-02929-F dated 4/6/94                 C.O.E./ADEM
C.O.E.-94-013 dated 3/15/94, Mobile 914

MMS Segment 10095, dated 3/9/95           MMS
Mobile Block 914

MMS Segment 10095, dated 3/9/94           MMS
Mobile Block 870

MMS Segment 10250, modified dated         MMS
7/27/94
Original dated 5/27/94
Mobile Block 916 to Mobile 914

MMS Segment 10424, dated 9.21.94          MMS
Mobile 915 to Mobile 959

AL94-03727-F, dated 12/16/94              C.O.E./MMS
C.O.E.-95-009, dated 12/9/94
VK Block 80 to Mobile 959

MMS Segment 10093, dated 6/19/94          MMS
VK 31 to Mobile 821, MODIFIED

MMS Segment 10093, dated 5/19/94
VK 31 to Mobile 821

AL95-02112-F, dated 6/20/95/              C.O.E./ADEM
C.O.E.-95-048, dated 8/14/95
Alabama State Tract 58 to Legacy
Resources in Alabama State Tract 59

R.O.W. Contract 96-49-001                 C.O.E./ADEM
Alabama Department of Conservation and
Natural Resources

AL95-00951-F, dated 7/5/95 20" line       C.O.E.
from M0821 to 73
(no work has been done) (Island Crossing)

AL 93-02574-F dated 2/5/96 - from         C.O.E.
 MO916 to Shell Yellow
Hammer Treatment Plant,
Baldwin Co, Ala.

                                      viii

                                   EXHIBIT B-1
                                      (AMI)

                                        i

                                   EXHIBIT B-2
                                (RESTRICTED AREA)

                                       ii

                                    EXHIBIT C
                              ACCOUNTING PROCEDURES

               This Accounting Procedures is made a part of that certain Fourth Amended Restated General Partnership Agreement for Dauphin Island Gathering Partners between Dauphin Island Gathering Company, L.P., MCNIC Mobile Bay Gathering Company and PanEnergy Dauphin Island Company,. (the "AGREEMENT"). Capitalized terms not otherwise defined herein that are defined in the Agreement shall have the meanings ascribed to such terms in the Agreement.

                                    ARTICLE 1

        35.1 The Finance Partner shall have the responsibility and authority to:

                (a) maintain the financial records and accounting system for the Partnership;

               (b) maintain custody of the funds, securities, notes or other financial instruments of the Partnership; and

               (c) pay and discharge obligations incurred by the Partnership in accordance with the terms and conditions of applicable invoices.

                35.2 The Managing Partner shall have the responsibility and authority to:

               (a) invoice customers for service revenue provided by the Partnership and insure collection of same. The Managing Partner shall receive vendor invoices and verify that goods or services have been received/performed. Invoices will be approved, proper accounting applied, and input into the accounting system for check issuance. Approved invoices will be batched and forwarded to the Finance Partner;

               (b) direct all amounts received from the sale of assets and/or receipts due the Partnership to the Partnership's bank accounts;

               (c) perform monthly variance (budget to actual) comparison for the appropriate reporting period providing explanations for items varying from budget by more than 10% and exceeding $2,500; and

               (d) file all tax returns for the Partnership excluding items covered in EXHIBIT D or SECTION 12.1 of the Agreement.

                                      iii

                                    ARTICLE 2
                        COSTS, EXPENSES AND EXPENDITURES

               THE PARTNERS RECOGNIZE AND ACKNOWLEDGE THAT THE COSTS AND EXPENSES OF THE PARTNERSHIP AS DESCRIBED HEREINBELOW WILL BE PAID USING PARTNERSHIP FUNDS. THE MANAGING PARTNER AND THE FINANCE PARTNER WILL RENDER STATEMENTS TO THE PARTNERSHIP FOR THEIR COSTS AND EXPENSES TO BE CHARGED TO THE PARTNERSHIP PURSUANT TO THE PROVISIONS HEREIN BELOW. SUBJECT TO THE ROTATION HEREINAFTER PRESCRIBED AND THE PROVISIONS OF THE AGREEMENT TO WHICH THIS ACCOUNTING PROCEDURES IS AN EXHIBIT, THE PARTNERSHIP SHALL REIMBURSE THE MANAGING PARTNER FOR ALL COSTS INCURRED BY IT ON BEHALF OF THE PARTNERSHIP IN CONNECTION WITH THE ADMINISTRATION, ACCOUNTING, CONSTRUCTION, OPERATION, MAINTENANCE, UPKEEP, REPAIR REPLACEMENT, DEVELOPMENT, EXPANSION, ENLARGEMENT, IMPROVEMENT OR ABANDONMENT OF THE GATHERING SYSTEM (HEREINAFTER REFERRED TO AS "OPERATION OF THE GATHERING SYSTEM") TO THE EXTENT THAT (A) SUCH COSTS ARE OF THE AS DESCRIBED HEREINBELOW, (B) SUCH COSTS ARE EITHER INCURRED TO THIRD PARTIES OR FOR THE REIMBURSEMENT OF THE MANAGING PARTNER OF ITS EMPLOYEE, MATERIAL OR TRAVEL COSTS AS DESCRIBED HEREINBELOW AND (C) SUCH COSTS HAVE NOT BEEN PAID TO THIRD PARTIES ENTITLED THERETO UTILIZING PARTNERSHIP FUNDS AS AUTHORIZED HEREIN.

        35.3 RENTALS. ALL RENTALS PAID OR THE PORTION THEREOF ATTRIBUTABLE TO THE OPERATION OF THE GATHERING SYSTEM.

        35.4   LABOR COSTS.

               (A) SALARIES AND WAGES OF EMPLOYEES OF THE MANAGING PARTNER DIRECTLY ENGAGED IN CONNECTION WITH THE FIELD OPERATION OF THE GATHERING SYSTEM, WHETHER ASSIGNED ON A TEMPORARY OR PERMANENT BASIS PRORATED FOR THE AMOUNT OF TIME ACTUALLY EXPENDED ON PARTNERSHIP BUSINESS. EMPLOYEES ENGAGED LESS THAN FULL TIME IN CONNECTION WITH THE OPERATION OF THE GATHERING SYSTEM SHALL KEEP AN ACCURATE DAILY LOG OF THE TIME SPENT ON BEHALF OF THE PARTNERSHIP AND THE SPECIFIC SERVICES RENDERED CONTEMPORANEOUSLY WITH THE WORK BEING DONE. THE LOG SHALL BE AVAILABLE FOR INSPECTIONS BY THE PARTNERS AT ALL TIMES. THE SALARIES AND WAGES SHALL NOT EXCEED THE GOING RATE IN THE AREA FOR THE TECHNICAL EXPERTISE OF THE EMPLOYEE SO ENGAGED. EXCEPT AS PROVIDED IN SECTION 6.5 OF THE AGREEMENT, THE MANAGING PARTNER SHALL NOT BE REIMBURSED FOR SALARIES OR WAGES PAID TO ITS OFFICERS, DIRECTORS, OR HOME OFFICE EMPLOYEES.

                (B) COSTS OF HOLIDAY, VACATION, SICKNESS AND JURY SERVICE BENEFITS AND OTHER CUSTOMARY ALLOWANCES PAID TO PERSONS WHOSE SALARIES AND WAGES ARE CHARGEABLE UNDER SECTION 2.2(a). COSTS UNDER THIS SECTION SHALL BE


                                           i

        CHARGED ON THE BASIS OF A PERCENTAGE ASSESSMENT ON THE AMOUNT OF SALARIES AND WAGES CHARGEABLE UNDER SECTION .

                (C) EXPENDITURES OR CONTRIBUTIONS MADE PURSUANT TO ASSESSMENTS IMPOSED BY A GOVERNMENTAL AUTHORITY WHICH ARE APPLICABLE TO SALARIES, WAGES AND COSTS CHARGEABLE UNDER SECTION 2.2(a). COSTS UNDER THIS
        SECTION 2.2 (d) SHALL BE CHARGED ON THE BASIS OF A PERCENTAGE ASSESSMENT ON THE AMOUNT OF SALARIES AND WAGES CHARGEABLE UNDER SECTION 2.2(a).

               (D) THE COST OF BENEFIT PLANS FOR EMPLOYEES INCLUDING, BUT NOT LIMITED TO, GROUP LIFE INSURANCE, HOSPITALIZATION, DISABILITY, PENSION, RETIREMENT, THRIFT, AND OTHER BENEFIT PLANS APPLICABLE TO LABOR COSTS CHARGEABLE UNDER SECTION . COSTS UNDER THIS SECTION 2.2(___) SHALL BE CHARGED ON THE BASIS OF A PERCENTAGE ASSESSMENT ON THE AMOUNT OF THE SALARIES AND WAGES CHARGEABLE UNDER SECTION , NOT TO EXCEED THE PERCENTAGE MOST RECENTLY RECOMMENDED BY THE COUNCIL OF PETROLEUM ACCOUNTANTS SOCIETIES.

        35.5 REIMBURSABLE EXPENSES OF EMPLOYEES. REASONABLE PERSONAL EXPENSES OF EMPLOYEES OF THE MANAGING PARTNER IN CONNECTION WITH PARTNERSHIP BUSINESS. PERSONAL EXPENSES SHALL INCLUDE THE USUAL OUT-OF-POCKET EXPENDITURES INCURRED BY EMPLOYEES IN THE PERFORMANCE OF THEIR DUTIES DIRECTLY RELATED TO THE OPERATION OF THE GATHERING SYSTEM AND FOR WHICH SUCH EMPLOYEES ARE REIMBURSED.

        35.6 MATERIAL, EQUIPMENT AND SUPPLIES. MATERIAL, EQUIPMENT AND SUPPLIES PURCHASED OR FURNISHED FROM THE MANAGING PARTNER'S WAREHOUSE OR OTHER PROPERTIES FOR USE IN THE OPERATION OF THE GATHERING SYSTEM. SO FAR AS IT IS REASONABLY PRACTICAL AND CONSISTENT WITH EFFICIENT AND ECONOMICAL OPERATION, ONLY SUCH MATERIAL SHALL BE OBTAINED FOR THE GATHERING SYSTEM AS MAY BE REQUIRED FOR IMMEDIATE USE, AND THE ACCUMULATION OF SURPLUS STOCK SHALL BE AVOIDED. SUCH MATERIAL SHALL BE PRICED IN ACCORDANCE WITH SECTION BELOW.

        35.7 TRANSPORTATION. TRANSPORTATION OF EMPLOYEES OF THE MANAGING PARTNER IN CONNECTION WITH PARTNERSHIP BUSINESS, EQUIPMENT, MATERIAL AND SUPPLIES NECESSARY FOR THE OPERATION OF THE GATHERING SYSTEM. HOWEVER, UNLESS OTHERWISE PREVIOUSLY AGREED TO, THE MANAGEMENT COMMITTEE MAY REQUIRE THAT CHARGES FOR TRANSPORTATION OF EQUIPMENT, MATERIAL AND SUPPLIES FURNISHED FROM THE MANAGING PARTNER'S WAREHOUSE OR OTHER PROPERTIES BE


                                       ii

RECALCULATED AND REDUCED IF SUCH CHARGES ARE IN EXCESS OF THE TRANSPORTATION WHICH WOULD HAVE BEEN CHARGED FOR MOVEMENT OF PROPERTY FROM THE NEAREST RELIABLE SUPPLY STORE OR RAILROAD RECEIVING POINT.

        35.8 SERVICES AND MATERIALS. THE COST OF CONTRACT SERVICES AND UTILITIES PROCURED FROM NON-AFFILIATES, THE COST OF USE AND SERVICE OF VEHICLES, EQUIPMENT AND FACILITIES AS PROVIDED IN SECTION 3.5, AND THE COST OF MATERIALS PURCHASED FROM THIRD PARTIES (INCLUDING PARTNERS OTHER THAN THE MANAGING PARTNER).

        35.9 LEGAL EXPENSES AND CLAIMS. SUBJECT TO APPROVAL OF THE MANAGEMENT COMMITTEE AS REQUIRED BY THE AGREEMENT, ALL COSTS AND EXPENSES OF HANDLING, INVESTIGATING AND SETTLING LITIGATION OR CLAIMS ARISING BY REASON OF THE OPERATION OF THE GATHERING SYSTEM OR NECESSARY TO PROTECT OR RECOVER ANY GATHERING SYSTEM PROPERTY OR HANDLING REGULATORY OR OTHER LEGAL MATTERS FOR OWNER, INCLUDING, BUT NOT LIMITED TO, ATTORNEY'S FEES, COURT COSTS, COSTS OF INVESTIGATION OR PROCURING EVIDENCE, AND ANY JUDGMENTS PAID OR AMOUNTS PAID IN SETTLEMENT OR SATISFACTION OF ANY SUCH LITIGATION OR CLAIMS.

        35.10 TAXES. ALL TAXES OF EVERY KIND AND NATURE PAYABLE BY THE PARTNERSHIP IN CONNECTION WITH THE GATHERING SYSTEM OR THE OPERATION OF THE GATHERING SYSTEM.

        35.11 INSURANCE. PREMIUMS PAID OR ALLOCATED FOR INSURANCE REQUIRED TO BE CARRIED UNDER THE AGREEMENT.

        35.12 PERMITS, LICENSES AND BONDS. COSTS OF PERMITS, LICENSES, CERTIFICATES AND BOND PREMIUMS NECESSARY IN THE PERFORMANCE OF THE MANAGING PARTNER'S DUTIES.

        35.13 DAMAGES AND LOSSES TO THE PROJECT. TO THE EXTENT NOT COVERED BY INSURANCE, ALL COSTS AND EXPENSES INCURRED FOR REPAIR OR REPLACEMENT OF PROPERTY USED IN AND FOR THE GATHERING SYSTEM FOR DAMAGE OR LOSS INCURRED BY FIRE, FLOOD, STORM, THEFT ACCIDENT OR OTHER CAUSES, EXCEPT THOSE RESULTING FROM THE MANAGING PARTNER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        35.14 REPORTING EXPENSES. REASONABLE THIRD PARTY PREPARATION AND FILING COSTS, EXPENSES AND FEES INCURRED BY THE MANAGING PARTNER IN CONNECTION WITH REQUIRED GOVERNMENTAL FILINGS AND REPORTS.

                                       iii

        35.15 OTHER COSTS, EXPENSES AND EXPENDITURES. ANY OTHER COSTS, EXPENSES AND EXPENDITURES NOT COVERED OR DEALT WITH IN THE FOREGOING PROVISIONS OF THIS ARTICLE WHICH ARE REASONABLY INCURRED IN THE OWNERSHIP OF THE GATHERING SYSTEM OR THE OPERATION OF THE GATHERING SYSTEM AS AUTHORIZED BY THE AGREEMENT.

        35.16 OVERHEAD CHARGES. THE MANAGING PARTNER SHALL CHARGE THE AMOUNTS AS SET FORTH IN SECTION 6.5 OF THE AGREEMENT, PAYABLE WITHIN 25 DAYS AFTER THE CLOSE OF EACH MONTH.

                                    ARTICLE 3
                                BASIS OF CHARGES

        35.17 PURCHASES. MATERIAL PURCHASED AND SERVICES PROCURED SHALL BE CHARGED AT THE PRICE PAID AFTER DEDUCTION OF ALL DISCOUNTS ACTUALLY RECEIVED, INCLUDING MATERIALS ACQUIRED FROM A PARTNER OTHER THAN THE MANAGING PARTNER.

        35.18 MATERIAL FURNISHED FROM THE MANAGING PARTNER'S WAREHOUSE OR OTHER PROPERTIES.

               (A) NEW MATERIAL. TUBULAR GOODS, TWO INCH AND OVER, SHALL BE PRICED AT THE AVERAGE PRICE ON COMPETITIVE BIDS FROM AT LEAST THREE SUPPLIERS, IF AVAILABLE. IN ADDITION, THE MANAGING PARTNER SHALL BE PERMITTED TO INCLUDE LOADING AND UNLOADING COSTS ACTUALLY SUSTAINED. OTHER MATERIAL SHALL BE PRICED AT THE CURRENT REPLACEMENT COST OF THE SAME KIND OF MATERIAL, DETERMINED BY TAKING THE AVERAGE PRICE ON COMPETITIVE BIDS FROM AT LEAST THREE SUPPLIERS CLOSEST TO THE GATHERING SYSTEM, IF AVAILABLE, EFFECTIVE AT THE DATE OF MOVEMENT BY THE MANAGING PARTNER AND F.O.B. THE SUPPLY STORE OR RAILWAY RECEIVING POINT NEAREST THE GATHERING. SYSTEM WHERE MATERIAL OF THE SAME KIND IS AVAILABLE. THE PARTNERSHIP SHALL RECEIVE ALL DISCOUNTS APPLICABLE TO PRICES PROVIDED FOR IN THIS SECTION 3.3(a), 3.3(p).

                (B) USED MATERIAL. USED MATERIAL IN SOUND AND SERVICEABLE CONDITION AND SUITABLE FOR REUSE SHALL BE PRICED AT SEVENTY-FIVE PERCENT OF THE CURRENT PRICE OF NEW MATERIAL AS DETERMINED IN SECTION 3.3(a), 3.3(p) ABOVE. USED MATERIAL WHICH CANNOT BE CLASSIFIED AS BEING IN A SOUND AND SERVICEABLE CONDITION AND WHICH IS NO LONGER SUITABLE FOR ITS ORIGINAL PURPOSE, BUT USEABLE

                                          iv

        FOR SOME OTHER PURPOSE, SHALL BE PRICED ON A BASIS COMPARABLE WITH THAT OF ITEMS NORMALLY USED FOR SUCH A PURPOSE.

        35.19 PREMIUM PRICES. WHENEVER MATERIAL IS NOT READILY OBTAINABLE AT THE PRICES CONTEMPLATED BY THE MANAGING PARTNER FOR A PROJECT (WHICH PROJECT HAS BEEN APPROVED IN ACCORDANCE WITH THE AGREEMENT BY THE MANAGEMENT COMMITTEE) BECAUSE OF NATIONAL EMERGENCIES, STRIKES OR OTHER UNUSUAL CAUSES OVER WHICH THE MANAGING PARTNER HAS NO CONTROL, THE MANAGING PARTNER MAY CHARGE FOR THE REQUIRED MATERIAL AT THE PREMIUM PRICE (INCLUDING THE COST OF MAKING IT SUITABLE FOR USE AND OF MOVING IT TO THE GATHERING SYSTEM) SUBJECT TO MANAGEMENT COMMITTEE APPROVAL.

        35.20 WARRANTY OF MATERIAL FURNISHED. THE MANAGING PARTNER DOES NOT WARRANT ANY MATERIAL FURNISHED BEYOND, OR IN ADDITION TO, THE WARRANTY OR GUARANTY OF THE MANUFACTURER OR ITS AGENT. THE MANAGING PARTNER EXPRESSLY DISCLAIMS AND NEGATES ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN THE CASE OF DEFECTIVE MATERIAL, THE MANAGING PARTNER SHALL CREDIT THE PARTNERSHIP WITH ALL ADJUSTMENTS FROM THE MANUFACTURER OR AGENT.

        35.21 EQUIPMENT AND FACILITIES FURNISHED.

               (A) THE MANAGING PARTNER SHALL CHARGE FOR THE USE OF ITS VEHICLES, EQUIPMENT AND FACILITIES ON PARTNERSHIP BUSINESS AT RATES COMMENSURATE WITH THE COST OF OWNERSHIP AND OPERATION. SUCH RATES SHALL INCLUDE THE COST OF OPERATION, MAINTENANCE, REPAIR, INSURANCE, TAXES AND OTHER NECESSARY AND USUAL EXPENSES AND DEPRECIATION. RATES FOR AUTOMOTIVE EQUIPMENT SHALL GENERALLY BE IN LINE WITH RATES CURRENTLY PREVAILING IN THE AREA. RATES FOR LABORATORY SERVICES SHALL NOT EXCEED THOSE CURRENTLY PREVAILING FOR SIMILAR SERVICES BY OUTSIDE SERVICE LABORATORIES. RATES FOR TRUCKS AND TRACTORS MAY NOT INCLUDE WAGES AND EXPENSES OF THE OPERATORS OF SUCH TRUCKS AND TRACTORS. THE MANAGING PARTNER MAY NOT CHARGE FOR THE USE OF VEHICLES USED BY PERSONS DESCRIBED IN THE LAST SENTENCE OF SECTION 2.2.(a).

               (B) WHEN REQUESTED, THE MANAGING PARTNER SHALL INFORM THE MANAGEMENT COMMITTEE IN ADVANCE OF THE RATES IT PROPOSES TO CHARGE. RATES SHALL BE REVISED AND ADJUSTED FROM TIME TO TIME ON A PROSPECTIVE BASIS ONLY WHEN FOUND TO BE EITHER INSUFFICIENT OR EXCESSIVE BY THE PARTNERSHIP.

                                        v

                                    ARTICLE 4
                              DISPOSAL OF MATERIAL

        35.22 SURPLUS MATERIAL. ANY OF THE PARTNERS MAY PURCHASE, BUT SHALL BE UNDER NO OBLIGATION TO PURCHASE, THE INTEREST OF THE PARTNERSHIP IN MATERIAL WHICH HAS BECOME SURPLUS MATERIAL. THE DISPOSITION OF SUCH SURPLUS MATERIAL, IF PURCHASED BY A PARTNER OR A THIRD PARTY, SHALL BE SUBJECT TO AGREEMENT BETWEEN THE PARTNER OR THIRD PARTY AND THE PARTNERSHIP ACTING BY AND THROUGH THE MANAGEMENT COMMITTEE, PROVIDED THE MANAGING PARTNER SHALL DISPOSE OF NORMAL ACCUMULATIONS OF JUNK AND SCRAP MATERIAL AND PROVIDED FURTHER THAT THE PRICE OF MATERIAL SOLD TO A PARTNER SHALL BE AS DETERMINED IN ACCORDANCE WITH ARTICLE 5,
5.1 BELOW. THE MANAGING PARTNER WILL GIVE NOTICE TO THE MANAGEMENT COMMITTEE OF SURPLUS MATERIALS FOR SALE.

        35.23 CREDITS FOR SALES. SALES OF MATERIAL TO ANY PERSON SHALL BE CREDITED BY THE MANAGING PARTNER TO THE PARTNERSHIP AT THE NET AMOUNT COLLECTED BY THE MANAGING PARTNER FROM THE VENDEE. THE MANAGING PARTNER SHALL TAKE ALL REASONABLE AND NECESSARY STEPS TO COLLECT SUCH PROCEEDS. ANY CLAIM BY THE VENDEE RELATED TO SUCH SALE SHALL BE FOR THE ACCOUNT OF THE PARTNERSHIP.

                                    ARTICLE 5
                            BASIS OF PRICING SURPLUS
                        MATERIAL TRANSFERRED TO A PARTNER

        35.24 MATERIAL PURCHASED BY A PARTNER, UNLESS OTHERWISE AGREED TO BETWEEN THE PARTNER AND THE MANAGEMENT COMMITTEE, SHALL BE PRICED AFTER TAKING COMPETITIVE BIDS ON THE FOLLOWING BASIS:

                (A) NEW PRICE DEFINED. THE TERM "NEW PRICE" AS USED HEREIN SHALL BE THE PRICE DETERMINED FOR NEW MATERIAL IN THE MANNER PROVIDED IN SECTION .

                (B) NEW MATERIAL. NEW MATERIAL, BEING MATERIAL PROCURED FOR THE GATHERING SYSTEM BUT NEVER USED AT 100% OF CURRENT NEW PRICE.

               (C)    USED MATERIAL.

                                       vi

                      (1) USED MATERIAL WHICH IS IN SOUND AND SERVICEABLE
               CONDITION AND SUITABLE FOR REUSE WITHOUT RECONDITIONING AT 75% OF CURRENT NEW PRICE OR AT SUCH LESSER AMOUNT AS IS AGREED UPON BY THE MANAGEMENT COMMITTEE AND THE PURCHASING PARTNER.

                      (2) USED MATERIAL WHICH CANNOT BE CLASSIFIED AS BEING IN A
               SOUND AN SERVICEABLE CONDITION AND WHICH IS NO LONGER SUITABLE FOR ITS ORIGINAL PURPOSE, BUT USABLE FOR SOME OTHER PURPOSE AT A PRICE COMPARABLE WITH THAT OF USED MATERIAL NORMALLY USED FOR SUCH OTHER PURPOSE, OR AT SUCH LESSER AMOUNT AS IS AGREED UPON BY THE MANAGEMENT COMMITTEE AND THE PURCHASING PARTNER.

                      (3) JUNK MATERIAL, BEING OBSOLETE AND SCRAP MATERIAL - AT
               PREVAILING PRICES.

                (D) TEMPORARILY USED MATERIAL. WHEN NEW MATERIAL HAS BEEN USED FOR LESS THAN ONE YEAR AND ITS SERVICE TO THE GATHERING SYSTEM DOES NOT JUSTIFY THE REDUCTION IN PRICE CONTEMPLATED BY SECTION 5.1(c), SUCH MATERIAL SHALL BE PRICED ON A BASIS THAT WILL LEAVE A NET PAYMENT TO THE PARTNERSHIP CONSISTENT WITH THE VALUE OF THE MATERIAL SOLD AS DETERMINED BY THE MANAGEMENT COMMITTEE.

                (E) TAXES. IN ADDITION TO THE PURCHASE PRICE, THE PURCHASING PARTNER SHALL PAY ALL SALES AND USE TAXES APPLICABLE TO SUCH SALE.


                                       vii

                                    EXHIBIT D
                                   TAX MATTERS


               THIS EXHIBIT IS MADE A PART OF THAT CERTAIN FOURTH AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT FOR DAUPHIN ISLAND GATHERING PARTNERS.

        35.25 GENERAL.

               (A) THE TAX MATTERS PARTNER (THE "TMP") AND OTHER PARTIES SHALL USE THEIR BEST EFFORTS TO COMPLY WITH THE RESPONSIBILITIES OUTLINED IN THIS SECTION AND IN SECTIONS 6222 THROUGH 6233 OF THE INTERNAL REVENUE CODE ("CODE") (INCLUDING ANY TREASURY REGULATIONS PROMULGATED THEREUNDER) AND IN DOING SO SHALL INCUR NO LIABILITY TO ANY OTHER PARTY. NOTWITHSTANDING THE TMP'S OBLIGATION TO USE ITS BEST EFFORTS IN THE FULFILLMENT OF ITS RESPONSIBILITIES, THE TMP SHALL NOT BE REQUIRED TO INCUR ANY EXPENSES FOR THE PREPARATION FOR OR PURSUANCE OF ADMINISTRATIVE OR JUDICIAL PROCEEDINGS UNLESS THE PARTIES AGREE ON A METHOD FOR SHARING SUCH EXPENSES.

               (B) IN THE EVENT OF ANY CHANGE IN THE TMP, THE PARTY SERVING AS THE TMP FOR A GIVEN TAXABLE YEAR SHALL CONTINUE AS THE TMP WITH RESPECT TO ALL MATTERS CONCERNING SUCH YEAR.

        35.26 NOTICE. THE PARTIES SHALL FURNISH THE TMP WITH SUCH INFORMATION (INCLUDING INFORMATION SPECIFIED IN SECTION 6230(E) OF THE CODE), AS IT MAY REASONABLY REQUEST TO PERMIT IT TO PROVIDE THE INTERNAL REVENUE SERVICE WITH SUFFICIENT INFORMATION TO ALLOW PROPER NOTICE TO THE PARTIES IN ACCORDANCE WITH
SECTION 6223 OF THE CODE.

        35.27 INCONSISTENT TREATMENT OF PARTNERSHIP ITEM. IF ANY PARTY INTENDS TO FILE A NOTICE OF INCONSISTENT TREATMENT UNDER SECTION 6222(B) OF THE CODE, SUCH PARTY SHALL, AT LEAST 30 DAYS PRIOR TO THE FILING OF SUCH NOTICE, NOTIFY THE OTHER PARTIES OF SUCH INTENT AND THE MANNER IN WHICH THE PARTY'S INTENDED TREATMENT OF A PARTNERSHIP ITEM IS (OR MAY BE) INCONSISTENT WITH THE TREATMENT OF THAT ITEM BY THE PARTNERSHIP.

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        35.28 EXTENSIONS OF LIMITATION PERIODS. THE TMP SHALL NOT ENTER INTO ANY
EXTENSION OF THE PERIOD OF LIMITATIONS FOR MAKING ASSESSMENTS ON BEHALF OF ANY OTHER PARTY WITHOUT FIRST SECURING THE WRITTEN CONSENT OF THAT PARTY.

        35.29 REQUESTS FOR ADMINISTRATIVE ADJUSTMENTS. NO PARTY SHALL FILE, PURSUANT TO SECTION 6227 OF THE CODE, A REQUEST FOR AN ADMINISTRATIVE ADJUSTMENT OF PARTNERSHIP ITEMS FOR ANY PARTNERSHIP TAXABLE YEAR WITHOUT FIRST NOTIFYING THE MANAGEMENT COMMITTEE. IF THE MANAGEMENT COMMITTEE, BY A MAJORITY APPROVAL, AGREES WITH THE REQUESTED ADJUSTMENT, THE TMP SHALL FILE THE REQUEST FOR ADMINISTRATIVE ADJUSTMENT ON BEHALF OF THE PARTNERSHIP. IF A MAJORITY APPROVAL IS NOT OBTAINED WITHIN 30 DAYS, OR WITHIN THE PERIOD REQUIRED TO TIMELY FILE THE REQUEST FOR ADMINISTRATIVE ADJUSTMENT, IF SHORTER, ANY PARTNER, INCLUDING THE TMP, MAY FILE A REQUEST FOR ADMINISTRATIVE ADJUSTMENT ON ITS OWN BEHALF.

        35.30 JUDICIAL PROCEEDINGS. ANY PARTNER INTENDING TO FILE A PETITION UNDER SECTION 6226 OR 6228, OR OTHER SECTIONS, OF THE CODE WITH RESPECT TO ANY PARTNERSHIP ITEM, OR OTHER TAX MATTERS INVOLVING THE PARTNERSHIP, SHALL NOTIFY THE MANAGEMENT COMMITTEE OF SUCH INTENTION AND THE NATURE OF THE CONTEMPLATED PROCEEDING. IN THE CASE WHERE THE TMP IS THE PARTNER INTENDING TO FILE SUCH PETITION, SUCH NOTICE SHALL BE GIVEN WITHIN A REASONABLE TIME TO ALLOW THE MANAGEMENT COMMITTEE, BY A MAJORITY VOTE, TO CHOOSE THE FORUM IN WHICH SUCH PETITION WILL BE FILED. IF THE MANAGEMENT COMMITTEE DOES NOT AGREE ON THE APPROPRIATE FORUM, THEN THE TMP SHALL CHOOSE THE FORUM.

        35.31 SETTLEMENTS. THE TMP SHALL NOT BIND ANY PARTNER TO A SETTLEMENT AGREEMENT WITHOUT OBTAINING THE WRITTEN CONCURRENCE OF ANY PARTY WHO WOULD BE BOUND BY SUCH AGREEMENT. ANY PARTNER WHO ENTERS INTO A SETTLEMENT AGREEMENT WITH THE SECRETARY OF THE TREASURY WITH RESPECT TO ANY PARTNERSHIP ITEMS, AS DEFINED BY SECTION 6231(A)(3) OF THE CODE, SHALL NOTIFY THE OTHER PARTNERS OF SUCH SETTLEMENT AGREEMENT AND ITS TERMS WITHIN 30 DAYS FROM THE DATE OF SETTLEMENT.

        35.32 SURVIVAL. THE PROVISIONS OF THIS EXHIBIT SHALL SURVIVE THE TERMINATION OF THE PARTNERSHIP AND THE TERMINATION OF ANY PARTNER'S INTEREST IN THE PARTNERSHIP AND SHALL REMAIN BINDING ON THE PARTIES FOR A PERIOD OF TIME NECESSARY TO RESOLVE WITH THE INTERNAL REVENUE SERVICE OR THE DEPARTMENT OF THE TREASURY ANY AND ALL MATTERS REGARDING THE FEDERAL INCOME TAXATION OF THE PARTNERSHIP.

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        35.33 OTHER TAXES. THE PROVISIONS OF THIS EXHIBIT SHALL APPLY FOR STATE
INCOME TAX PURPOSES (AND FOR OTHER TAXES COMPUTED WITH RESPECT TO INCOME) TO THE EXTENT RULES SIMILAR TO CODE SECTIONS 6221 THROUGH 6233 ARE APPLICABLE TO SUCH TAXES.

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